FOAMEX L.P.

                               HOURLY PENSION PLAN

                             As Amended and Restated
                           Effective December 31, 1995

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                                   FOAMEX L.P.
                               HOURLY PENSION PLAN

                                TABLE OF CONTENTS
                                                                          Page
     PREAMBLE

     ARTICLE 1                    DEFINITIONS                                 1

     ARTICLE 2                    PARTICIPATION

       2.01                       Initial Participation                       6
       2.02                       Participation After a Termination
                                  of Employment                               7
       2.03                       Change in Eligible Status                   7

  ARTICLE 3                       RETIREMENT BENEFITS

       3.01                       Retirement Dates                            9
       3.02                       Normal Retirement Benefit                   9
       3.03                       Early Retirement                            9
       3.04                       Deferred Retirement                         9
       3.05                       Disability Retirement                      10
       3.06                       Termination of Employment
                                  Before Retirement                          10
       3.07                       Zero Cash Out                              10
       3.08                       Suspension of Benefits                     10
       3.09                       Notice of Benefit Suspension               11
       3.10                       Non-duplication of Benefits                11

     ARTICLE 4                    PAYMENT OF RETIREMENT INCOME

       4.01                       Automatic Form - Unmarried Participant     13
       4.02                       Automatic Form - Married Participant       13
       4.03                       Election of Optional Forms of Payment      13
       4.04                       Payment of Small Benefits                  15
       4.05                       Distribution Requirements                  15
       4.06                       Distribution to Five-Percent (5%) Owner    16
       4.07                       Direct Rollover                            16
       4.08                       Withholding of Income Tax                  17

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                                                                           Page

     ARTICLE 5                    DISABILITY

       5.01                       Disability                                 19

     ARTICLE 6                    PRE-RETIREMENT DEATH BENEFITS

       6.01                       Entitlement                                20
       6.02                       Married Participant                        20
       6.03                       Commencement of Death Benefits             21
       6.04                       Pre-REA Terminations                       21

     ARTICLE 7                    MAXIMUM AND MINIMUM BENEFIT

       7.01                       Maximum Benefit                            22
       7.02                       Limitation on Distributions                25
       7.03                       Top-Heavy Provisions                       26

     ARTICLE 8                    CONTRIBUTIONS

       8.01                       Participant Contributions                  30
       8.02                       Employer Contributions                     30
       8.03                       Basis of Contributions                     30
       8.04                       Payment of Contributions                   30
       8.05                       Return of Contributions                    31
       8.06                       Employer's Contribution Irrevocable        31
       8.07                       Absence of Responsibility                  31
       8.08                       Employer's Right to Discontinue
                                  Contributions                              31
       8.09                       Employer's Right to Reduce or Suspend
                                  Contributions                              31
       8.10                       Forfeitures                                32

     ARTICLE 9                    ADMINISTRATION

       9.01                       Establishment of the Benefits Committee    33
       9.02                       Organization of the Committee              33
       9.03                       Powers of the Committee                    33
       9.04                       Expenses                                   34
       9.05                       Reliance on Professionals                  34
       9.06                       Liability and Indemnification              34
       9.07                       Fiduciary Insurance                        35
       9.08                       Claims Procedures                          35

    ARTICLE 10                    MANAGEMENT OF ASSETS

       10.01                      Plan Assets Held in Trust or Annuity
                                  Contract                                   36
       10.02                      Trustee                                    36

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                                                                           Page

       10.03                      Investment Manager                         37
       10.04                      Group Annuity Contract                     37
       10.05                      Liability for Benefits                     38
       10.06                      Exclusive Benefit                          39
       10.07                      Forfeitures                                39
       10.08                      Funding Policy                             39

    ARTICLE 11                    AMENDMENT AND TERMINATION

       11.01                      Amendment                                  40
       11.02                      Termination                                40
       11.03                      Allocation of Assets Upon Termination
                                  of the Plan                                40
       11.04                      Partial Termination of the Plan            43
       11.05                      Pension Benefit Guaranty Corporation       43
       11.06                      Merger                                     43

    ARTICLE 12                    MISCELLANEOUS

       12.01                      Non-Alienation of Benefits                 44
       12.02                      Incapacity                                 44
       12.03                      Not a Guarantee of Employment              44
       12.04                      Uniformed Services Employment and Reemployment
                                  Rights Act of 1994                         44
       12.05                      State Law                                  45
       12.06                      Pronouns                                   45

    APPENDICES:

         A                        Appendix for Former Recticel Employees     46
         B                        Appendix for Tupelo Employees              60
         C                        Appendix for Bargaining Unit Employees
                                  Pico Rivera, California Unit               65
         D                        Appendix for Former Scotfoam Employees     73
         E                        Appendix for Hourly Curon Employees        86
         F                        Appendix for Foamex Products, Inc.
                                  Employees                                  95

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                                    PREAMBLE

  The Foamex L.P. Hourly Retirement Plan for Former Recticel Employees, the Foamex Products, Inc. Tupelo Hourly Employees Retirement Plan, the General Felt Industries Pension Plan for Bargaining Unit Employees, Pico Rivera California Plant, the Foamex Hourly Retirement Plan for Former Scotfoam Employees and the Knoll International Holdings Inc. Pension Plan for Hourly Curon Employees (collectively, the "Predecessor Plans") were merged, effective as of December 31, 1995 into the Foamex Products, Inc. Hourly Employees Retirement Plan which was renamed the Foamex L. P. Hourly Pension Plan (the "Hourly Plan"). The Hourly Plan, as the successor plan to the six merged plans combines, merges and continues such six plans as a single plan. Effective December 31, 1995 all benefits payable to or funded for participants under such six plans shall be included and shall be a part of the benefit provided by this Plan and all assets of such six plans shall be assets of the Hourly Plan. The rights and benefits, if any, of an Employee who retired or terminated employment prior to December 31, 1995 shall be determined in accordance with the provisions of the Predecessor Plan applicable to that Employee as in effect on the date the Employee retired or terminated employment, except as otherwise explicitly provided in the Hourly Plan.

  The Hourly Plan is hereby amended and restated effective as of December 31, 1995, as set forth in this instrument. The provisions of this Plan, including any applicable Appendixes, shall govern the rights and benefits of each Employee who terminates on or after December 31, 1995 except as explicitly provided in this Plan. The rights and benefits of each Employee shall be those provided in the Plan generally, except as may be otherwise provided in an Appendix.

  The Plan is intended to constitute a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended.

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                                    ARTICLE 1
                                   DEFINITIONS

1.01 "Accrued Benefit" means the amount payable to a Participant at Normal Retirement Age determined in accordance with the formula set forth in the Appendix applicable to the Participant as of the date of determination.

1.02 "Actuarial Equivalent" means a form of benefit differing in time, period or manner of payment from a specific benefit provided under the Plan, but having the same value, using the rates set forth in the Appendix applicable to the Participant, except as provided in the second paragraph of this Section 1.02.

           Notwithstanding the foregoing, for purposes of determining the present value of an Accrued Benefit under the Plan and for purposes of determining the amount of any single sum distribution, the interest rate used shall be that set forth in Section 417(e)(3) of the Code, effective as of the second month immediately preceding the first day of the Plan Year for which such valuation or distribution occurs and the applicable mortality table shall be that prescribed by the Secretary of the Treasury as specified in Section 417(e)(3) of the Code.

1.03 "Affiliated Company" means any Employer or any company which is a member of the controlled group of such Employer. The controlled group includes (i) any corporation included with the Employer in a controlled group of corporations under Section 414(b) of the Code,
           (ii) any trade or business under common control with the Employer under Section 414(c) of the Code, (iii) any member of an affiliated service group with the Employer under Section 414(m) of the Code, and
           (iv) any trade or business which is otherwise aggregated with the Employer under Section 414(o) of the Code; but only during the period of control, common control, affiliation or other aggregation. For purposes of Section 7.01, "more than 50 percent" shall be substituted for "at least 80 percent" where it appears in Section 1563(a)(1) of the Code.

1.04 "Beneficiary" means such person or persons as may be designated by a Participant or as may otherwise be entitled, upon his death, to receive any benefits or payments under the terms of the Plan.

1.05 "Code" means the Internal Revenue Code of 1986, as amended from time to time and any regulations or rulings as may be promulgated pursuant to its provisions.

1.06       "Committee" means the committee described in Article 9.

1.07 "Company" means Foamex L.P., and any successor to all or a major portion of its business. Any action by the Company pursuant to the provisions of the Plan shall be evidenced by appropriate resolution of the Executive Committee of the Company or by

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           written instrument executed by any person authorized by the Company to take such action.

1.08 "Deferred Retirement Date" means the first day of the month coincident with or next following a Participant's actual retirement after his Normal Retirement Date.

1.09 "Disabled" means, with respect to a Participant, having terminated employment as a result of a disability that is found by the Social Security Administration to entitle the Participant to Social Security disability benefits, when such disability shall have continued for a period of at least five months measured from the Participant's last day of active employment with an Employer. Disability, for purposes of this Plan, shall not include (i) a physical or mental condition incurred in, or directly attributable to, the military service of any Participant which prevents him from returning to employment with an Employer, and for which he is eligible to receive a pension from the United States; or (ii) any injury or sickness which arose during a period while he was absent without leave or absent with leave for other than for injury or sickness.

1.10 "Disability Retirement Date" means the date, if any, on which a Participant may begin to receive Disability Retirement Income, as set forth in the Appendix applicable to such Participant.

1.11 "Early Retirement Date" means the date set forth in the Appendix applicable to the Participant.

1.12      "Effective Date" of the Plan means December 31, 1995.

1.13 "Employee" means a common-law employee of an Employer at a location described in an Appendix who receives regular compensation from an Employer, computed on an hourly basis, other than a pension, severance pay, retainer fee under contract or consulting fee, but excluding any individual in a group covered under any other retirement or pension plan, including any such plan established or maintained pursuant to a collective bargaining agreement, to which an Employer contributes directly or indirectly. The term "Employee" shall not include any individuals classified by the Employer as independent contractors even if such individuals would be classified as employees of the Employer under common law.

1.14 "Employer" means the Company and any Affiliated Company which adopts the Plan with the consent of the Company.

           The following entities participate as Employers in the Plan: Foamex L.P. and General Felt Industries, Inc.

1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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1.16       "Hour of Service" means

           (A) each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer,

           (B) each hour for which an Employee is paid or entitled to payment by an Employer on account of a period curing which no duties are performed such as vacation, holidays, and sick pay (irrespective of whether the employment relationship has terminated), but not in excess of 501 hours for any such single continuous period, and

           (C) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, excluding any hour credited under (A) or (B).

           These hours shall be credited to the Employee for the computation period or periods to which the award, agreement or payment pertains rather than the computation period or periods in which the award, agreement or payment is made.

           No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with worker's compensation, unemployment compensation or disability insurance laws. Any Hours of Service required to be credited shall be determined pursuant to 29 Code of Federal Regulations, Section 2530.200(b) and (c), as promulgated by the United States Department of Labor, which are incorporated herein by reference.

           In determining Hours of Service for purposes of determining Years of Eligibility Service or Years of Vesting Service, but not for purposes of calculating Years of Benefit Service, the term "Employer" shall include any Affiliated Company, and the term "Employee" shall include any Employee of such Employer and any Leased Employee.

1.17 "Investment Manager" means any investment advisor registered under the Investment Advisors Act of 1940, a bank (other than the Trustee) as defined in that Act, or an insurance company qualified to perform investment management services under the laws of more than one State, which shall have acknowledged in writing that it is a fiduciary with respect to the Plan.

1.18 "Leased Employee" means any person who is a leased employee within the meaning of Section 414(n)(2) of the Code, unless such leased employee is covered by a plan that meets the requirements of Section 414(n)(5)(B) off the Code and leased employees do not constitute more than twenty percent (20%) of the Employer's non-highly compensated work force (as defined in Section 414(n)(5)(C) of the Code).

1.19       "Normal Retirement Age" means age 65.

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1.20       "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's attainment of Normal Retirement Age.

1.21 "Participant" means an Employee who has become a Participant in accordance with the provisions of Section 2.01.

1.22       "Plan" means the Foamex L.P. Hourly Pension Plan.

1.23       "Plan Year" means the calendar year.

1.24 "Predecessor Plan" means the Foamex L.P. Hourly Plan for Former Recticel Employees, the Foamex Products, Inc. Tupelo Hourly Employees Retirement Plan, the General Felt Industries Pension Plan for Bargaining Unit Employees, Pico Rivera California Unit, the Foamex Hourly Retirement Plan for Former Scotfoam Employees, the Knoll International Holding Inc. Pension Plan for Hourly Curon Employees, or the Foamex Products, Inc. Hourly Employee's Retirement Plan.

1.25 "Retirement Date" means a Participant's Early, Normal, Deferred or Disability Retirement Date.

1.26 "Retirement Income" means the retirement benefits provided to Participants and their spouses in accordance with Article 4.

1.27 "Spouse" means an individual to whom a Participant has been legally married for a year as of a specified date, except as may be specified in the Appendix applicable to a Participant.

1.28 "Termination of Employment" means the date an Employee terminates employment with each Employer and Affiliated Company.

1.29 "Trust Agreement" means the agreement between the Company and the Trustee that establishes the Trust Fund.

1.30       "Trust Fund" means the fund established by the Company as provided in
           Article 10.

1.31 "Trustee" means the trustee or trustees by whom the funds of the Plan are held as provided in Article 10.

1.32 "Year of Benefit Service" means the period of service granted to an Employee for the accrual of benefits, as defined in the Appendix applicable to a Participant. Notwithstanding any provision in the Plan to the contrary, Years of Benefit Service shall not include years with respect to which a Participant has received a distribution of his entire Accrued Benefit, unless the Participant is re-employed before incurring 5 consecutive Breaks in Service commencing after distribution of his Accrued Benefit

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           (or, if applicable, a five year period of Severance) and repays the amount of the distribution with interest (determined in accordance with Section 411(c)(2)(C) of the Code) not later than five (5) years after his date of re-employment.

1.33 "Year of Eligibility Service" means the period of service for purposes of determining an Employee's eligibility to participate in the Plan, as defined in the Appendix applicable to a Participant.

1.34 "Year of Vesting Service" means the period of service for purposes of determining a Participant's nonforfeitable right to Retirement Income, as defined in the Appendix applicable to a Participant.


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                                    ARTICLE 2
                                  PARTICIPATION

2.01       Initial Participation

           Each Employee who was a Participant in one of the Predecessor Plans on the day before the Effective Date shall continue in the Plan as a Participant as of the Effective Date. Each Employee who was a Participant in the Plan on the day before the Restatement Effective Date shall continue in the Plan as a Participant as of the Restatement Effective Date.

           Each other Employee who is not excluded from participation in the Plan shall become a Participant as of date set forth in the Appendix applicable to such Employee.

           The following Employees shall be excluded from participation in the
           Plan:

           (A) Employees who are covered by a collective bargaining agreement, unless such agreement provides for coverage under the Plan;

           (B) Employees who are non-resident aliens and who receive no earned income (within the meanings of Section 911(b) of the Code) from an Employer which constitutes income from sources within the United States;

           (C)      Leased Employees;

           (D) Employees at the CDC Warehouse, California, Dallas, Texas, Dalton, Georgia, Denver, Colorado, Fairless Hills, Pennsylvania, Hayward, California (all Buildings), Kent, Washington, LaMirada, California, Newton, North Carolina, Ontario, California, Ontario OSP, California, Orange, California, Phoenix, Arizona, Ponotoc, Mississippi (Division #7), Ponotoc, Mississippi (Division #8), Salt Lake City, Utah, Santa Teresa, New Mexico, Tigard, Oregon, West Sacramento, California, Fulton, Mississippi, MW CDC Warehouse, Indiana, Philadelphia, Pennsylvania, Eddystone (Administration), Pennsylvania, Chicago (Sales Office), Illinois, Southfield (Sales Office), Michigan, Linwood (Corporate Office), Pennsylvania and New Albany, Mississippi locations and Employees at Trace International Holdings, Inc. (New York, New York and Saddle Brook, New Jersey locations);

           (E) Employees hired on a temporary and part-time basis, as determined by the Company on a uniform and non-discriminatory basis; provided, however, that if any such Employee who would otherwise be eligible to participate in the Plan is credited with at least 1,000 Hours of Service in the twelve consecutive month period beginning with such Employee's date of hire or is credited with 1,000

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                    Hours of Service in any twelve consecutive month period
                    beginning on the anniversary thereof, or any lesser number of Hours of Service as set forth in the Appendix applicable to an Employee, such Employee shall be eligible to become a Participant in the Plan as of the date set forth in the Appendix applicable to such Employee; and

          (F)       Employees who are paid on a salaried basis.

2.02       Participation After a Termination of Employment

           An Employee who is re-employed after a Termination of Employment and who had been a Participant prior to the Termination of Employment shall be eligible to become a Participant as of the date as of the date he is again credited with an Hour of Service for the Employer.

           An Employee who is re-employed after a Termination of Employment, and who had not yet become a Participant, shall become a Participant after satisfying the requirements set forth in the Appendix applicable to him.

           An Employee's Years of Eligibility Service, Years of Vesting Service and Years of Benefit Service shall be credited to him upon his re-employment in accordance with the provisions of the Appendix applicable to him

2.03       Change in Eligible Status.

           (A) If a Participant becomes a member of a collective bargaining unit covered by a collective bargaining agreement which does not expressly provide for coverage of bargaining unit members in this Plan, or otherwise ceases to be an eligible Employee but continues in the employment of the Company or an Affiliated Company, he shall continue to earn Years of Vesting Service under the provisions of the Plan, but shall cease to earn Years of Benefit Service. Anything herein to the contrary notwithstanding other than subsection (B) below, the amount of benefit payable to such Participant, or with respect to such Participant, under any provision of this Plan shall be equal to the Participant's Accrued Benefit as of the date of the change in his eligible status. If, however, the Participant ceases to be a member of such a collective bargaining unit or re-qualifies as an eligible Employee, he shall begin to earn Years of Benefit Service again, and the amount of his benefit shall be calculated without regard to the restriction of the preceding sentence.

           (B) Notwithstanding the provisions of subsection (A) above, and subject to the provisions, if any, of the Appendix applicable to a Participant, if a Participant at any time ceases to be an eligible Employee but continues in the employment of the Employer or an Affiliated Company, and as a result thereof becomes eligible for participation in the Foamex Group Salaried Retirement Plan or any

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

                      successor plan, the amount of monthly retirement benefit payable to such Participant, or with respect to such Participant, under any provisions of this Plan shall be calculated by taking into account the Participant's Years of Benefit Service as of the date of the change in his eligible status and the rate or rates of monthly retirement benefit specified in the benefit formula of the Plan as in effect as of the date of the Participant's change in eligible status.

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

                                    ARTICLE 3
                               RETIREMENT BENEFITS

3.01       Retirement Dates

           A Participant may retire on a Normal Retirement Date, an Early Retirement Date, Deferred Retirement Date, or Disability Retirement Date. A Participant shall have a nonforfeitable interest in his Accrued Benefit upon attainment of Normal Retirement Age while an Employee of the Employer or any Affiliated Company.

3.02       Normal Retirement Benefit

           Subject to the provisions of Section 7.01, a Participant's monthly Retirement Income, in the form provided in Section 4.01, shall be equal to the amount set forth in the Appendix applicable to the Participant.

3.03       Early Retirement

           A Participant who retires on an Early Retirement Date may elect to receive one of the following:

           (A) commencing on his Normal Retirement Date, his Accrued Benefit, determined as of his Early Retirement Date; or

           (B) commencing on his Early Retirement Date, or on the first day of any month thereafter, as selected by the Participant, his Accrued Benefit as described in the foregoing paragraph reduced by the amount set forth in the Appendix applicable to the Participant.

3.04       Deferred Retirement

           (A) A Participant who continues in employment after his Normal Retirement Date shall be entitled to receive his Accrued Benefit determined as if his Deferred Retirement Date were his Normal Retirement Date.

           (B) Notwithstanding the foregoing, payment of a Participant's Accrued Benefit shall begin in accordance with Section 4.06 of Article 4.

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

3.05       Disability Retirement Date

           A Participant who becomes Disabled on or before his Normal Retirement Date may elect to receive his Accrued Benefit as of his Disability Retirement Date, if permitted by the terms of the Appendix applicable to him, and subject to the terms and conditions of such Appendix.

3.06       Termination of Employment Before Retirement

           A Participant who has completed five Years of Vesting Service shall have a nonforfeitable right to his Accrued Benefit.

           If such a Participant has a Termination of Employment before his earliest Retirement Date for reasons other than death, he shall be entitled to receive either:

           (A) commencing on his Normal Retirement Date, his Accrued Benefit, determined as of his termination of employment, or

           (B) if the Participant has completed the service requirements for retirement at his Early Retirement Date as set forth in the Appendix applicable to him, commencing on the first day of any month coincident with or following his Early Retirement Date, his Accrued Benefit as determined under the foregoing paragraph (A), reduced in accordance with the provisions of the Appendix applicable to him.

3.07       Zero Cash Out

           Upon a Participant's Termination of Employment with an Employer and all Affiliated Companies prior to the time that his Accrued Benefit becomes vested, the Participant shall forfeit his Accrued Benefit. For the purposes of this Plan, any such Participant shall be considered to have a vested Accrued Benefit with a present value of zero and shall be deemed to have received a distribution of such vested Accrued Benefit upon such Termination of Employment with an Employer and all Affiliated Companies. If the Participant is re-employed by an Employer or an Affiliated Company and his Years of Vesting Service and Benefit Service attributable to his prior period of employment are not disregarded, his Accrued Benefit shall be restored.

3.08       Suspension of Benefits

           If a Participant receiving Retirement Income is re-employed by an Employer or an Affiliated Company prior to his Normal Retirement Date, his Retirement Income shall cease, and any election of an optional benefit in effect thereunder shall become void. Any Years of Vesting Service and Years of Benefit Service to which he was entitled when he retired shall be restored to him, and, upon subsequent retirement,

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

           his Retirement Income shall be based on his Years of Benefit Service before and after the period of prior retirement, reduced by the Actuarial Equivalent of the benefits, if any, received prior to his restoration to service.

           If a Participant receiving Retirement Income is re-employed by an Employer or an Affiliated Company on or after his Normal Retirement Date, his Retirement Income shall be suspended for each month during the period of restoration which constitutes a month of "suspension service". A month of "suspension service" is a month in which an Employee completes at least 40 Hours of Service with the Employer. Upon subsequent retirement, payment of Retirement Income shall resume no later than the first day of the third month after the month in which the Participant ceases to be employed in such suspension service, and shall be payable in the same form as the original Retirement Income payments. The amount of Retirement Income shall be based on Years of Benefit Service and the benefit Multipliers before and after the period of prior retirement, reduced by the Actuarial Equivalent of the benefits, if any, received prior to his restoration to service. In the event of the Participant's death during such suspension period, any benefit that would have been payable to his surviving spouse, had he not been restored to service, shall be payable, and any payments under an optional benefit, if one has been elected and has become effective, shall commence.

           Nothing in this Section shall preclude the payment of Retirement Income to a Participant in accordance with Section 3.04(B).

3.09       Notice of Benefit Suspension

           The Committee shall prepare and deliver, to each Participant whose Retirement Income is deferred pursuant to Section 3.04 or suspended pursuant to Section 3.08, a notice containing (A) a description of the Plan provisions relating to the deferral or suspension; (B) a copy of such provisions; (C) a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations; and (D) a description of the Plan's claims procedures. Such notice shall be furnished to the Participant by personal delivery or first class mail: (i) during the calendar month in which occurs his Normal Retirement Date if benefits are being deferred pursuant to Section 3.04 or (ii) during the first calendar month in which his benefits are suspended pursuant to Section 3.08, whichever is applicable.

3.10       Non-duplication of Benefits

           Anything herein to the contrary notwithstanding, if a Participant is entitled to receive, or upon application would be entitled to receive, any pension or retirement benefits from any other qualified defined benefit plan to which the Employer or any Affiliated Company contributes (other than a pension, retirement, welfare or social benefit program maintained by any governmental jurisdiction on a compulsory basis, such as the Social Security Act of the United States) then, to the extent such benefits are based on periods of employment included Years of Credited Service under this Plan, the

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

           amount thereof shall be deducted from the amount of retirement income otherwise payable under this Plan with respect to such Years of Credited Service.

           However, if the Participant contributed toward such other benefit, the portion attributable to his own contributions shall not be so deducted. In the event that such other benefit is not paid at the same time and manner as the benefits payable under this Plan, such deduction shall be made on an equitable basis as determined by the Committee.

                                    ARTICLE 4
                          PAYMENT OF RETIREMENT INCOME

4.01       Automatic Form - Unmarried Participant

           The Retirement Income of a Participant who is not married on his annuity starting date shall be paid monthly commencing with the month of his annuity starting date and ending with the monthly payment prior to his death unless he elects otherwise in accordance with
           Section 4.03.

4.02       Automatic Form - Married Participant

           The Retirement Income of a Participant who has a Spouse on his annuity starting date shall be paid monthly for his life commencing with the month of his annuity starting date and after his death to his Spouse for so long as such Spouse lives, in monthly amounts equal to 50% of the monthly amounts paid to the Participant, unless the Participant elects otherwise in accordance with Section 4.03. This form shall be the qualified joint and survivor annuity. The amounts payable to a Participant and his Spouse shall be the Actuarial Equivalent of the amount which would have been payable to the Participant under Section 4.01 if he were unmarried.

           The Retirement Income payable to a Participant who has been married for less than one (1) year as of the date payments of Retirement Income commence shall be in the qualified joint and survivor annuity form described in the preceding paragraph, unless the Participant elects otherwise in accordance with Section 4.03. If the Participant and such spouse do not stay married for one (1) year, the Participant and his spouse will be treated as not having been married on the Participant's annuity starting date. In such event, the Participant will receive Retirement Income in the form described in Section 4.01, the spouse will not be entitled to the survivor benefit, and no retroactive payments will be made to the Participant.

4.03       Election of Optional Forms of Payment

           (A) A Participant to whom Section 4.01 applies may elect not to receive his Retirement Income in the form specified therein but rather in one of the optional forms of payment provided for in the Appendix applicable to such Participant. Any such election may be revoked and a new election substituted as provided in this Section.

                    Such an election shall be filed with the Committee, on a form provided by it, during the 90-day period ending on the date on which payment of the Participant's Retirement Income is to commence (the "annuity starting date"), and shall become effective on the annuity starting date.

           (B) A Participant to whom Section 4.02 applies may elect, with the written consent of his Spouse, to receive his Retirement Income in the form specified in Section 4.01 or one of the optional forms provided for in the Appendix applicable to such Participant. The Spouse's written consent, once made with respect to a Participant's election, shall be irrevocable. Such an election shall be filed with the Committee, on a form provided by it, during the 90-day period ending on the annuity starting date and shall become effective on the annuity starting date. The Committee shall forward the required election form to the Participant not less than 30 days nor more than 90 days before the annuity starting date, together with a written explanation in nontechnical language of the terms and conditions of the form of payment provided under Section 4.02; the Participant's right to elect an optional form of benefit; the rights of the Participant's Spouse; the right to revoke a previous election of an optional form; and the financial effect of a Participant's electing to receive his Retirement Income in another form.

                    The Spouse's written consent to an election under this Section shall be witnessed by a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is no Spouse or the Spouse cannot be located, then the Spouse's consent will be deemed to have been given. Any consent necessary under this Section shall be valid only with respect to the Spouse who signs the consent or, in the case of a deemed consent, the Spouse who has deemed to have consented. In addition, a revocation of an election under this Section may be made by a Participant without the consent of his Spouse at any time before the commencement of benefits. The number of such revocations shall not be limited.

           (C) The written explanation described in paragraph (B) above may be provided after the annuity starting date if the distribution commences at least 30 days after such explanation is provided. A Participant may also elect (with any applicable spousal consent) to waive the requirement that the written explanation be provided at least 30 days prior to the annuity starting date (or waive the 30 day requirement described in the first sentence of this paragraph (C)), as long as the distribution commences no more than 7 days after the explanation is provided.

           (D) If a Participant dies before his annuity starting date, any election shall have no effect.

           (E) Notwithstanding paragraph (B) hereof, a Participant may elect to receive an optional form of payment which is an actuarially reduced Retirement Income commencing on his Retirement Date and payable during his lifetime, with a percentage of such payments that is greater than 50% to be paid after his death to his Spouse for her lifetime, without the consent of his Spouse.

4.04       Payment of Small Benefits

           If the single sum Actuarial Equivalent of the Accrued Benefit payable to any payee is $3,500 or less (or beginning January 1, 1998, $5,000 or less), such Accrued Benefit shall be paid to such payee in a single sum.

4.05       Distribution Requirements

           Notwithstanding any provision of this Plan to the contrary, a Participant's Accrued Benefits shall be distributed to him not later than April 1 of the calendar year following the later of (i) the calendar year in which he attains age seventy and one-half (70-1/2) or (ii) in the case of a Participant other than a "five year (5%) owner" (as defined in Section 416(i) of the Code) who did not make the election described in subsection (c) hereof, the calendar year in which he retires. Alternatively, distributions to a Participant must begin no later than the April 1 following such calendar year and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary).

           (A) If the distribution of a Participant's interest has begun in accordance with a method selected in this Article, and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to such Article as of his date of death.

           (B) If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his entire interest shall be distributed to his Beneficiaries within five (5) years after his death.

           (C) The 5-year distribution requirement of Subsection (B) hereof shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than one (1) year after the date of the Participant's death (or such later date as may be prescribed by Treasury regulations). Except, however, in the event the Participant's spouse is his designated Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, such distribution must commence no later than the date on which the deceased Participant would have attained age seventy and one-half (70-1/2). If the surviving spouse dies before the distributions to such spouse begin, then the 5-year distribution requirement of Subsection (B) shall apply as if the spouse were the Participant.

           (D) For the purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity or joint and survivor life annuity) may be redetermined, but not more frequently than annually in accordance with such rules as may be prescribed by Treasury regulations.

           (E) The restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Participant shall be binding upon the Plan Administrator notwithstanding the provisions of this Article.

4.06       Distributions to Five-Percent (5%) Owner

           For a Plan Year in which the Plan has a Participant who is a 5-percent owner (as defined under Section 416(i) of the Code), the distribution of any interest to which a Participant who is such a 5-percent owner is entitled shall commence not later than the April 1 following the Participant's taxable year in which he attains age seventy and one-half (70-1/2), whether or not his employment has terminated in such year, provided such Employee did not make the Tax Equity and Fiscal Responsibility Act Section 242(b)(2) election.

4.07       Direct Rollover

           (A) With respect to any distribution of $200 or more described in this Article IV which constitutes an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a "direct rollover"). For purposes of the foregoing sentence, an "eligible retirement plan" is (1) a qualified trust within the meaning of Code Section 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code Section 408 (other than an endowment contract), or (3) an annuity plan within the meaning of Code section 403(a), which is specified by the distributee in such form and at such time as the Committee may prescribe.

           (B) Notwithstanding the foregoing, if the distributee elects to have his eligible rollover distribution paid in part to him and part as a direct rollover:

                      (1) the direct rollover must be in an amount of $500 or more; and

                      (2) a direct rollover to two or more eligible retirement plans shall not be permitted.

           (C) The Committee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide a written explanation to the distributee of the direct rollover option described above, as well as the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution.

4.08       Withholding of Income Tax

           (A) Notification of Withholding of Federal Income Tax. All Participants and Beneficiaries entitled to receive benefits under the Plan shall be notified of the Plan's obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be in writing, be given at the time set forth in Subsection (B) and contain the information set forth in Subsection (C) of this Section.

           (B) Time of Notice. The notice described in Subsection (A) shall be provided not earlier than 90 days before such payment is to be made and not later than the time the Participant or beneficiary is furnished with him claim for benefits application.

           (C) Content of the Notice. The notice required by Subsection (A) shall contain, at a minimum:

                    (1) with respect to any distribution which is an eligible rollover distribution within the meaning of Code Section 3405(c)(3) (other than an eligible rollover distribution of less than $200 which is exempt from withholding under regulations prescribed by the Secretary of the Treasury), advise the payee that there shall be withheld from such distribution an amount equal to 20% thereof (or such other amount as may from time to time be prescribed by the Code, or the Secretary of the Treasury or his delegate), unless the payee directs the Committee to transfer such distributions as a direct rollover to an eligible retirement plan, within the meaning of Section 4.07 thereof, in accordance with such procedures as the Committee may prescribe (a "transfer direction"),

                    (2) with respect to any distribution which is not an eligible rollover distribution within the meaning of Code Section 3405(c)(3):

                             (i) advise the payee of his right to elect not to have withholding apply to any payment or distribution and explain the manner in which such election may be made, and include or indicate the source of any forms necessary to make the election;

                             (ii) advise the payee of his right to revoke such an election at any time;

                             (iii) advise the payee that any election remains effective until revoked;

                             (iv) advise the payee that penalties may be incurred under the estimated tax payment rules if the payee's payments of estimated tax are not adequate and sufficient tax is not withheld from payments under this Plan; and

                             (v) advise the payee that the election not to have federal income tax withheld from benefits is prospective only and that any election made after a payment or distribution to the payee is not an election with respect to such payment or distribution.

           (D) Effective Date of Election. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Committee of the transfer direction, election or revocation. Thereafter, the Committee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasury or his delegate, withhold federal income tax in accordance or consistent with the instructions filed by the payee.

           (E)      Failure to Make Election.

                    (1) In the case of an eligible rollover distribution, if the payee fails to provide the Committee with a transfer direction, the Committee shall withhold an amount equal to 20% of the amount of the distribution (or such other amount as may be from time to time prescribed by the Code, or the Secretary of the Treasury or his delegate).

                    (2) In the case of a distribution which is not an eligible rollover distribution, if the payee fails to provide the Committee with a withholding certificate, the Committee shall withhold, in the case of a periodic distribution, the amount which would be required to be withheld from such payment if such payment were a payment of wages by an employer to an employee for the appropriate payroll period, determined as if the payee were a married person claiming three withholding allowances. In the case of a nonperiodic distribution, 10% of the amount of the distribution shall be withheld.

           (F) Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Committee shall discharge its withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his delegate.

                                    ARTICLE 5
                                   DISABILITY



5.01 Disability Benefits

           A Participant who becomes Disabled while actively employed before his Normal Retirement Date shall be eligible to receive such disability benefits, if any, as are described in the Appendix applicable to the Participant.

                                   ARTICLE 6
                          PRE-RETIREMENT DEATH BENEFITS

6.01       Entitlement

           If a Participant dies before the date the payment of Retirement Income begins, a death benefit shall automatically be paid in accordance with this Article, unless otherwise provided by the terms of the Appendix applicable to the Participant.

6.02       Married Participant

           Upon the death of a Participant who has a Spouse, such Spouse shall receive monthly payments for life equal to those the Spouse would have received:

           (A) in the case of a Participant who dies after his Early Retirement Date, if the Participant had retired on the day before his death and had designated the Spouse as the joint annuitant to receive payments at the rate of 50% of the payments paid to him under the form of payment described in
                    Section 4.02;

           (B) in the case of a Participant who dies prior to his Early Retirement Date, who has terminated employment prior to his death,

                      (i) if the Participant survived to his Early Retirement Date,

                      (ii) retired on the Early Retirement Date and designated the Spouse as the joint annuitant to receive payments at the rate of 50% of the payments paid to him under the form of payment described in Section 4.02, and

                      (iii)      died on the day after his Early Retirement
                                 Date;

           (C) in the case of a Participant who dies prior to his Early Retirement Date while employed by the Employer and the Affiliated Companies if the Participant:

                      (i) had separated from service on the date of his death,

                      (ii)       survived to his Early Retirement Date,

                      (iii) retired on the Early Retirement Date and designated the Spouse as the joint annuitant to receive payments at the rate of 50% of the payments paid to him under the form of payment described in Section 4.02, and

                      (iv)       died on the day after his Early Retirement
                                 Date.

           Death benefits described in Section 6.02(A) shall commence as of the first day of the month following the Participant's death. Death benefits described in Section 6.02(B) or (C) shall commence on the date the Participant would have attained Early Retirement Date. Notwithstanding the foregoing, a Spouse entitled to a monthly benefit under Section 6.02 may elect to postpone commencement of such benefit and receive monthly amounts commencing at any specified date not later than the first day of the month following the date on which the Participant would have attained age 70-1/2. In the event of such a deferral, the monthly amounts payable to the Spouse shall be equal to the amount that would have been payable to the Spouse if the Participant had elected to have his Retirement Income commence at the deferred commencement date and died on the day after such date, having designated the Spouse as the joint annuitant to receive payments at the rate of 50% of the payments paid to him under the form of payment described in Section 4.02.

6.03       Commencement of Death Benefits

           If a Participant dies before the distribution of his benefit has begun, distributions of the Spouse's benefit must commence not later than the date the Participant would have attained age 70-1/2. If the surviving Spouse dies before the distributions to such Spouse begin, this Section shall be applied as if the Spouse were the Participant.

           A distribution to a Beneficiary other than the Participant's Spouse shall be made (A) within five years after the death of the Participant or (B) over the life of the Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary) commencing within one year after the death of the Participant.

6.04       Pre-REA Terminations

           Any Participant who was alive as of August 23, 1984 and had not yet begun to receive benefits under the Plan shall have the right to elect to have Section 205 of ERISA and Section 401(a)(11) of the Code, as in effect on August 22, 1984 (which provide for the payment of a qualified joint and survivor annuity) apply to his benefits under the Plan, provided that he is credited with at least one Hour of Service under the Plan or the Prior Plan on or after September 1, 1974, and is not credited with any service in a Plan Year beginning on or after January 1, 1976. This Section is applicable to such Participant for whom such sections of ERISA and the Code do not apply and for whom, but for this Section, the amendments made by Sections 103 and 203 of the Retirement Equity Act of 1984 do not apply. Any Participant who was alive on August 23, 1984 and had not yet begun to receive benefits under the Plan shall have the right to elect to be covered under Section 6.02 provided he was credited with at least one Hour of Service on or after January 1, 1976, had completed at least 10 years of Service under the Plan and was vested in all or a portion of his Accrued Benefit derived from Employer contributions upon termination of Employment, and if Section 6.02 would not, but for this Section, apply to such Participant.

                                    ARTICLE 7
                           MAXIMUM AND MINIMUM BENEFIT

7.01       Maximum Benefit

           (A) The maximum annual Retirement Income payable to a Participant, when added to any retirement income attributable to contributions of an Employer or an Affiliated Company provided to the Participant under any other qualified defined benefit plan, shall be equal to the lesser of (1) $90,000 or (2) the Participant's average annual remuneration during the three consecutive calendar years of his participation in the Plan affording the highest such average, or during all of the years in which he was a Participant in the Plan if less than three years, subject to the following adjustments:

                    (i) If the Participant has not been a Participant in the Plan for at least ten years, the maximum annual Retirement Income in clause (1) above shall be multiplied by the ratio which the number of years of his participation in the Plan bears to ten.

                    (ii) If the Participant has not completed ten Years of
                         Vesting Service, the maximum annual Retirement Income in clause (2) above shall be multiplied by the ratio which the number of Years of Vesting Service bears to ten.

                   (iii) If the Retirement Income begins before the
                         Participant's Social Security retirement age but on or after his 62nd birthday, the maximum retirement allowance in clause (1) above shall be reduced by 5/9 of one percent for each of the first 36 months plus 5/12 of one percent for each additional month by which the Participant is younger than the Social Security retirement age at the date his Retirement Income begins. If the Retirement Income begins before the Participant's 62nd birthday, the maximum Retirement Income in clause (1) above shall be the Actuarial Equivalent to the maximum benefit payable to age 62, as determined in accordance with the preceding sentence.

                    (iv) If the Retirement Income begins after the Participant's
                         Social Security retirement age, the maximum Retirement Income in clause (1) above shall be the Actuarial Equivalent, based on an interest rate of five percent per year in lieu of the interest rate otherwise used in the determination of Actuarial Equivalent, to the maximum benefit payable at the Social Security retirement age.

                    (v) If the Participant's Retirement Income is payable as a joint and survivor annuity with his Spouse as the beneficiary, the modification of the Retirement Income for that form of payment shall be made before the application of the maximum limitation and, as so modified, shall be subject to the limitation.

                    (vi) For the purpose of applying this Section to any other form of Retirement Income other than those specified in Sections 4.01 and 4.02, the annual benefit shall be adjusted on the basis of Actuarial Equivalence to an equivalent benefit in the form of a straight life annuity.

                   (vii) For the purpose of establishing Actuarial Equivalence under paragraphs (iii) and (vi), the interest rate assumption shall not be less than the greater of (I) 5%, or (II) the rate specified in Section 1.3 hereof; provided, however, that the applicable interest rate (as defined in Section 417 of the Code) shall be substituted for "5%" hereinabove for purposes of adjusting the benefit or limitation of any form of benefit subject to Section 417(e)(3) of the Code.

                  (viii) For purposes of adjusting any benefit or limitation under this Section 7.01, the mortality table shall be that described in Section 415(b)(2)(E)(v) of the Code.

                    (ix) As of January 1 of each calendar year, the dollar
                         limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum permissible dollar amount of retirement allowance payable under the Plan during the limitation year ending within that calendar year in lieu of the dollar amount in clause (1) above.

           (B) In the case of a Participant who is also a participant in a defined contribution plan of an Employer or an Affiliated Company, his maximum benefit limitation shall not exceed an adjusted limitation computed as follows:

                    (i) Determine the defined contribution fraction, as defined in Section 7.01(C)(i).

                    (ii) Subtract the result of (i) from one (1.0).

                    (iii) Multiply the dollar amount in clause (1) of paragraph
                         (A) above by 1.25.

                    (iv) Multiply the amount described in clause (2) of
                         paragraph (A) above by 1.4.

                    (v) Multiply the lesser of the result of (iii) or the result of (iv) by the result of (ii) to determine the adjusted maximum benefit limitation applicable to the Participant.

           (C) For purposes of this Section:

                    (i) the defined contribution fraction for a Participant who is a participant in one or more defined contribution plans of an Employer or an Affiliated Company shall be a fraction, the numerator of which is the sum of the following:

                             (a) the Employer's and Affiliated Company's contributions credited to the Participant's accounts under the defined contribution plan or plans;

                             (b) with respect to limitation years beginning before 1987, the lesser of the part of the Participant's contributions in excess of 6 percent of his compensation or one-half of his total contributions to such plan or plans, and with respect to limitation years beginning after 1986, all of the Participant's contributions to such plan or plans; and

                             (c) any forfeitures allocated to his accounts under such plan or plans, but reduced by any amount permitted by regulations promulgated by the Commissioner of Internal Revenue;

                         and the denominator of which is the lesser of the following amounts determined for each of the Participant's Years of Vesting Service:

                             (d) 1.25 multiplied by the maximum dollar amount allowed by law for that year; or

                             (e) 1.4 multiplied by 25% of the Participant's remuneration for that year.

                    (ii) a defined contribution plan means a pension plan which provides for an individual account for each participant and for benefits based solely upon the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other members which may be allocated to that participant's accounts, subject to (iii) below;

                    (iii) a defined benefit plan means any pension plan which is not a defined contribution plan; however, in the case of a defined benefit plan which provides a benefit which is based partly on the balance of the separate account of a participant, that plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of the participant and as a defined benefit plan with respect to the remaining portion of the benefits under the plan;

                    (iv) the term "remuneration" with respect to any Participant shall mean the wages, salaries and other amounts paid in respect of such Participant by the Company or an Affiliated Company for personal services actually rendered, determined after any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code) or under a "cafeteria plan" (as defined under Section 125 of the Code), and shall include, but not by way of limitation, bonuses, overtime payments and commissions; and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code;

                    (v) the term "Social Security retirement age" means age 65 with respect to a Participant who was born before January 1, 1938, age 66 with respect to a Participant who was born after December 31, 1937 and before January 1, 1955, and age 67 with respect to a Participant who was born after December 31, 1954;

                    (vi)     the term "limitation year" means the Plan Year;

                    (vii) for purposes of this Article 7 only, the term "Retirement Income" shall mean the Participant's Accrued Benefit to the extent it exceeds the Actuarial Equivalent of the Participant's Employee Contributions plus Interest. Employee Contributions plus Interest for a limitation year shall be treated as a separate defined contributions plan to the extent required by Section 415 of the Code and the regulations thereunder.

           (D) In no event shall the limitations set forth above reduce the benefit accrued by a Participant as of the end of the Plan Year beginning in 1986, with no changes in the terms and conditions of the Plan on or after May 5, 1986, taken into account in determining that benefit.

7.02       Limitations on Distributions

           Distributions shall instead be limited as provided in this subsection.

           In the event of Plan termination, the benefit of any highly compensated Employee (and any highly compensated former Employee) shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

           Annual payments to any "restricted employee" shall not exceed an amount equal to the payments that would be made on behalf of the Employee under a single life annuity that is the actuarial equivalent of the sum of the Employee's accrued benefit and the Employee's other benefits under the Plan. This limitation shall not apply if (i) after payment to a "restricted employee" of all Plan benefits, the value of Plan assets equals or exceeds 110% of the value of current liabilities, as defined in
           Section 412(1)(7) of the Code, or (ii) the value of all Plan benefits of the "restricted employee" is less than one percent of the value of current liabilities before distribution, or (iii) the value of benefits payable under the Plan to the "restricted employee" does not exceed the amount described in Section 411(a)(11)(A) of the Code.

           For purposes of this subsection, a "restricted employee" is any highly compensated Employee or highly compensated former Employee, as defined in Section 414(q) of the Code; provided, however that if there are more than 25 such Employees and former Employees, only the 25 most highly paid of such Employees and former Employees shall be taken into account.

7.03       Top-Heavy Provisions

           (A) Notwithstanding anything herein to the contrary, this Section shall apply if the Plan is determined to be a top-heavy plan, as defined below.

           (B) The Plan will be considered a top-heavy plan for the Plan Year if, as of the last day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year (hereinafter referred to as the "determination date"):

                    (i) the present value of the accrued benefits of Participants who are key employees exceeds 60% of the present value of the accrued benefits of all Participants covered under the Plan; or

                    (ii) if the Plan is part of a required aggregation group and the required aggregation group is a top-heavy group.

                    Notwithstanding the provisions of paragraph (i), the Plan shall not be considered a top-heavy plan for any Plan Year in which it is a part of a required or permissive aggregation group which is not a top-heavy group.

                    For purposes of paragraph (i), the accrued benefits of Participants who are not key employees but who were key employees in a prior year, or of Participants who have not performed any services for an Employer maintaining the Plan at any time during the five-year period ending on the determination date will be disregarded. The determination of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.

           (C) The following definitions shall apply for purposes of this
               Section:

                    (i) "Key employee" means an employee or former employee of the Employer or an Affiliated Company (including a beneficiary of such employee) who at any time during the determination period is:

                             (a) an officer of the Employer or an Affiliated Company whose annual compensation exceeds 50% of the maximum Section 415(b)(1)(A) limitations of the Code;

                             (b)    one of the ten employees owning (or
                                    considered as owning under Code Section 318) both more than 1/2% interest and the largest interest in the Employer. Such employee will not be counted if his annual compensation does not exceed the Code Section 415(c)(1)(A) limitation;

                             (c) an owner of 5% or more of the Employer or an Affiliated Company; or

                             (d) an owner of 1% or more of the Employer or an Affiliated Company whose annual compensation exceeds $150,000.

                             A determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder. A non-key employee is an employee or former employee who is not a key employee.

                             For purposes of this subsection, "compensation" means compensation as defined in Section 414(q)(4) of the Code.

                    (ii) "Accrued benefit" means a Participant's accrued benefit determined as of the most recent valuation date which occurs within the twelve-month period ending on the determination date, as if the Participant had a separation from service on such valuation date, plus any distributions which are made within the Plan Year which includes the determination date, or within the four (4) preceding plan years.

                    (iii) "Required aggregation group" means:

                             (a) each plan of an Employer and any Affiliated Company in which a key employee is a participant; and

                             (b) each plan of an Employer and any Affiliated Company which enables any plan described in subsection (a) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                    (iv) "Permissive aggregation group" means a required aggregation group, plus one or more plans of an Employer or any Affiliated Company that are not part of the required aggregation group but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together within the required aggregation group.

                    (v) "Top-heavy group" means any aggregation group if, as of the determination date, the sum of (1) the present value of the accrued benefits or participants who are key employees under all defined benefit plans included in such group, and
                             (2) the aggregate of the accounts of participants who are key employees under all defined contribution plans included in such group, exceeds 50% of a similar sum determined for all participants.

           (D) The following provisions shall be applicable to Participants who are not covered by a collective bargaining agreement for any Plan Year with respect to which the Plan is top-heavy.

                    (i) In lieu of the service requirement for eligibility for a vested Retirement Income specified in Section 3.05, any Participant who has completed three Years of Vesting Service shall be entitled, upon termination of service with the Employer, to a vested Retirement Income equal to such Participant's accrued benefit, determined in accordance with the provisions of Article 4 and subparagraph (ii) below.

                    (ii) The accrued benefit of a Participant who is a non-key employee shall not be less than two percent of such Participant's "average remuneration" multiplied by the Participant's of his Years of Benefit Service, not in excess of 10, during the Plan Years for which the Plan is top-heavy. For purposes of this paragraph, "average remuneration" means the Participant's average remuneration from the Employer for the five consecutive years in which such remuneration is the highest, excluding any remuneration after the last Plan Year with respect to which the Plan is top-heavy.

                    (iii)    The multiplier 1.25 in Subsections (B)(iii) and
                             (C)(i)(d) of Section 7.01 shall be reduced to 1.0. The reduction shall not apply if additional minimum benefits are provided in accordance with Section 416(h)(2) of the Code.

           (E) If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

                    (i) The accrued benefit in any such subsequent Plan Year shall not be less than the minimum accrued benefit provided in paragraph (D)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

                    (ii) A Participant who has completed three Years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy shall have a nonforfeitable right to his accrued benefit, computed as of any subsequent date, and deferred to commence on his Normal Retirement Date.

                    In the event that it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, regulation or ruling by the Commissioner of Internal Revenue that the provisions of this Section are no longer necessary to quality the Plan under the Code, this Section shall be ineffective without the necessity of further amendment of the Plan.

                                    ARTICLE 8
                                  CONTRIBUTIONS

8.01       Participant Contributions

           Participants shall make no contributions to the Plan.

8.02       Employer Contributions

           The Employer shall make contributions to the Plan in accordance with the minimum funding requirements of ERISA and such additional payments that in its discretion, after consultation with the Plan's actuary, it deems necessary. The Employer shall not be required to meet the minimum funding requirements of ERISA and may extend the amortization period thereunder, upon the approval of the Internal Revenue Service and Secretary of Labor, respectively.

8.03       Basis of Contributions

           Subject to the return of contributions, as provided in Section 8.05 hereof, and subject to their respective rights to discontinue or to reduce or suspend contributions, as provided in Sections 8.08 and 8.09, respectively, and subject to the right to amend or terminate the Plan as provided in Sections 11.01 and 11.02, respectively, the Employers' contributions are expected to maintain the Trust Fund in accordance with the funding method and policies established by the Committee consistent with Plan objectives.

           Each Employer's contributions paid to the Trustee shall be recorded separately by the Trustee, and, for accounting purposes only, the Trust Fund held by the Trustee shall be considered as separate funds attributable to each Employer.

           Each Employer shall have the obligations, as herein provided, to make contributions for its own Participants, and no Employer shall have the obligation to make contributions for the Participants of any other Employer; provided, however, that contributions may be made for another Employer to the extent permitted under the Code and the regulations and rulings promulgated thereunder. Any failure by an Employer to fulfill its own obligations under this Plan shall have no effect upon any other Employer.

8.04       Payment of Contributions

           Payments for a particular Plan Year shall be paid to the Trustee no later than 2-1/2 months after the close of the Plan Year, or within such longer period as may be permitted under regulations of the Secretary of the Treasury. However, if, under regulations of the Secretary of the Treasury, a waiver of a particular year's contribution shall have been granted for substantial business hardship, the time limits of this Section shall be disregarded.

8.05       Return of Contributions

           In the event that the Commissioner of Internal Revenue, on initial application for a determination letter within the remedial amendment period under Section 401(b) of the Code, determines that the implementing trust does not constitute an exempt trust, or refuses, in writing, to issue a determination as to whether the trust is an exempt trust, the Employer's contributions on which such determination or refusal is applicable shall be returned to the Employer.

           In the event that all or part of the Employer's deductions under
           Section 404 of the Code for contributions to the Plan (including any quarterly estimated minimum contributions) are disallowed by the Internal Revenue Service or are otherwise not deductible under
           Section 404 of the Code, the portion of the contributions to which such disallowance applies (or the current value, if less) shall be returned to the Employer without interest.

           Either such return shall be made within one year after the denial of qualification or disallowance of deduction, as the case may be.

8.06       Employer's Contribution Irrevocable

           Subject to Sections 8.05 and 11.02, an Employer shall have no right, title or interest in the Trust Fund or in any part thereof, and no contributions made thereto shall revert to the Employer.

8.07       Absence of Responsibility

           Neither the Company, any Employer, or any officers, employees, directors, or agents of the Company or any Employer, nor the Committee, or any of the members thereof, nor the Trustees, guarantee in any manner the payment of benefits hereunder.

8.08       Employer's Right to Discontinue Contributions

           Nothing contained in this Plan or in the Trust shall ever be construed as imposing any obligation on an Employer to continue its contributions hereunder or, following a suspension of contributions, to resume or thereafter continue its contributions in whole or in part.

8.09       Employer's Right to Reduce or Suspend Contributions

           Each Employer reserves the right to exercise its option at any time to discontinue or reduce its contributions hereunder during any period and from time to time without either amending or terminating the Plan or the Trust or incurring any obligation to resume its contributions in whole or in part.

8.10       Forfeitures

           Forfeitures arising under this Plan because of severance of employment before a Participant becomes eligible for a Pension, or for any other reason, shall be applied to reduce the cost of the Plan (with respect to the particular Employer of the Participant), not to increase the benefits otherwise payable to Participants.

                                    ARTICLE 9
                                 ADMINISTRATION

9.01       Establishment of the Benefits Committee

           The complete authority to control and manage the operation and administration of the Plan shall be placed in the Foamex L.P. Benefits Committee (the "Committee"). The Committee shall also have sole responsibility for determining (A) the allocation of Plan assets among the Trustees and any insurers, and (B) the extent to which Plan assets held by the Trustees shall be invested in any separate investment.

           The Committee shall consist of at least three members, appointed from time to time by the Company to serve at the pleasure thereof. The Company shall designate one member of the Committee as its Chairman. Any member of the Committee may resign at any time by delivering his written resignation to the Chairman.

9.02       Organization of the Committee

           The Chairman, when present, shall preside at meetings of the Committee. In his absence, those present shall choose one of their number to act as Chairman. The Committee shall appoint a Secretary, who shall keep the minutes of the meetings and perform such other duties as may be assigned to him by the Committee, together with such other officers as it shall deem necessary. Neither the Secretary nor any other officer appointed by the Committee need by a member of the Committee or a Participant in the Plan. The Committee shall act by the majority of members then in office at all meetings, but it may act upon matters by unanimous vote in writing without a meeting. The Committee may authorize one or more of its members and/or its Secretary to sign directives and communications and to execute documents on behalf of the Committee.

9.03       Powers of the Committee

           For purposes of ERISA, the Committee shall be the "Named Fiduciary" for operation and administration of the Plan, and the "Plan Administrator". The Committee is designated as agent for service of legal process against the Plan.

           The Committee shall have all powers and duties necessary or appropriate to operate and administer the Plan, including, but not limited to, the following specific functions:

           (A)      to act on applications for benefits;

           (B)      to determine eligibility, service and other questions;

           (C)      to establish rules for the administration of the Plan;

           (D)      to submit an annual report to the Company;

           (E) to file all reports and make all disclosures required under ERISA; and

           (F) to designate other fiduciaries to carry on various specific fiduciary responsibilities in the administration of the Plan.

           The Committee shall have discretionary authority to interpret the Plan and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

           The Committee shall also receive and review all reports of the Trustees, the insurers under any group annuity contracts, and the collective trustees of any separate investment, and shall report thereon to the Company. Benefits payable under the Plan shall be paid, at the direction of the Committee (subject to the provisions of any group annuity contract), from the assets held by a Trustee or the assets held under a group annuity Contract.

9.04       Expenses

           No member of the Committee who is an Employee shall receive any compensation for his services as such. All expenses of the Committee in administering the Plan and the Trust Fund, including, but not limited to, attorney's fees, actuary's fees, audit fees, PBGC premiums, accounting and clerical charges, and Trustee and investment manager fees, shall be paid out of the Trust Fund, except to the extent paid by the Company.

9.05       Reliance on Professionals

           The members of the Committee shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed actuary (who shall be an "enrolled actuary" as defined in section 7701(a)(35) of the Code), upon all certificates and reports made by any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel. The members of the Committee shall be fully protected against any action or inaction taken or omitted in good faith in reliance upon such tables, valuations, certificates, reports or opinions and any such action or inaction shall be conclusive upon each of them and upon all persons having any interest under the Plan.

9.06       Liability and Indemnification

           The Committee shall operate and administer the Plan for the exclusive purpose of providing the benefits under the Plan (and for determining the reasonable expenses of the Plan) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims. No member of the Committee shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is finally determined by a court, and all time for appeal has lapsed, to be a breach of the standard of conduct expressed in this Section. The Company shall indemnify each member of the Committee against any expenses which are reasonably incurred in connection with any legal action to which such person is a party by reason of his duties and responsibilities with respect to the Plan, excepting only expenses and liabilities arising from his own gross negligence or willful misconduct, as finally determined by a court, and all time for appeal has lapsed.

9.07       Fiduciary Insurance

           Subject to the approval of the Company, the Committee shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Trust Fund from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance shall be paid by the Employer. Nothing in this Section shall prevent the Company, at its own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility.

9.08       Claims Procedures

           If any person claims entitlement to benefits under the Plan and the Committee determines such person is not so entitled, the Committee shall notify the claimant in writing of its decision within 90 days of the claim; provided, however, that if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the end of the initial 90 day period indicating the special circumstances requiring an extension.

           Notice of denial of a claim shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial (including reference to specific Plan provisions) and an explanation of the Plan's claims procedure. A claimant may review all pertinent documents and may request an opportunity to appeal such denial to the Committee for a full and fair review. Such request shall be made in writing and filed with the Committee within 60 days after delivery to the claimant of the written notice of the decision. The claimant or his duly authorized representative may request in writing all pertinent documents and may submit issues and comments in writing. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for such decision.

                                   ARTICLE 10
                              MANAGEMENT OF ASSETS

10.01      Plan Assets Held in Trust or Annuity Contract

           For purposes of funding the Plan, the Company has entered into Trust Agreements with the Trustees, and the Company may in its discretion enter into additional Trust Agreements from time to time, including a master trust agreement. In addition, the Company may, in its discretion, enter into one or more group annuity contracts from time to time as a funding method under the Plan.

           If the Trust Agreement shall so provide, the Company or the Committee may direct the Trustee to enter into a group annuity contract with an insurer selected by the Company or the Committee and/or to enter into an agreement to participate in a collective trust, with a collective trustee selected by the Company or the Committee, maintained under a collective trust agreement. Such collective trusts are sometimes hereinafter referred to as "separate investment(s)".

           The Company or the Committee may direct a Trustee that has entered into a group annuity contract or collective trust agreement to transfer all or a portion of the Plan assets held by such Trustee under a Trust Agreement to the applicable insurer or separate investment, as the case may be, in accordance with the provisions of this Article.

           To the extent of the equitable share of a Trust in any such collective trust, such collective trust shall be considered part of the Plan. Fiduciary responsibility for the management and investment of Plan assets held in any such collective trust shall reside in the person or persons to whom such responsibility is allocated under the applicable collective trust agreement.

10.02      Trustee

           The Trustee under any Trust Agreement shall take and keep custody of all Plan assets held under such Trust Agreement and shall have exclusive fiduciary responsibility for the investment of such Plan assets (except to the extent that it shall be directed to invest such Plan assets under a group annuity contract or in a separate investment, in accordance with the provisions of this Article); provided, however, that the Company or the Committee shall have the power to restrict the Trustee to investment in one or more specified types of assets. Subject to the foregoing, if any such Trust Agreement shall so provide, the Trustee may in its discretion transfer from time to time all or any part of the Plan assets held under such Trust Agreement to a common or collective trust fund or pooled investment fund maintained by such Trustee for the investment of assets of qualified retirement plans. Each Trustee shall exercise its fiduciary responsibilities with respect to Plan assets allocated to it, including, without limitation, any responsibility of diversification imposed by Section 404(a)(1)(C) of ERISA, as if the assets allocated to it constituted the entirety of the Plan assets; provided, however, that if the Company or the Committee shall restrict the Trustee to investments in one or more specified types of assets, the Company or the Committee shall have the fiduciary responsibility for ensuring that the diversification requirements of ERISA are not violated by any such restriction.

           The Trustee under each Trust Agreement may be removed at any time by the Company or the Committee, in accordance with the provisions of such Agreement, and a new Trustee appointed.

10.03      Investment Manager

           If a Trust Agreement shall so provide, the Company or the Committee may appoint an Investment Manager for all or a portion of the assets held by the Trustee under such Trust Agreement.

           Notwithstanding the foregoing provisions of this Article, if any Investment Manager is appointed hereunder with respect to assets held by a Trustee under any such Trust Agreement, such Investment Manager shall have the exclusive responsibility for the investment and management of such portion of the assets held under such Trust Agreement as shall be determined from time to time by the Company or the Committee (including the power to acquire or dispose of such assets), except that the Company or the Committee shall have the power to restrict the Investment Manager to investments in one or more specified types of assets. No Trustee shall have any discretionary responsibility for the investment and management of such assets.

           Each Investment Manager shall exercise its fiduciary responsibilities with respect to Plan assets allocated to it as an Investment Manager, including without limitation any responsibility of diversification imposed by Section 404(a)(1)(C) of ERISA, as if the assets allocated to it as Investment Manager constituted the entirety of the Plan assets; provided, however, that if the Company or the Committee shall restrict an Investment Manager to investments in one or more specified types of assets, the Company or the Committee shall have the fiduciary responsibility for ensuring that the diversification requirements of ERISA are not violated by any such restriction.

           The Company or the Committee may at any time remove any person serving as an Investment Manager upon written notice to such person.

10.04      Group Annuity Contract

           Any group annuity contract entered into by the Company or a Trustee in accordance with the provisions of the Plan may provide for the allocation of amounts received by the insurer thereunder solely to the insurer's general account or solely to one or more of its separate accounts (including separate accounts maintained for the collective investment of assets of qualified retirement plans) or to the insurer's general account and/or one or more of such separate accounts. If any group annuity contract shall thus provide for the allocation of amounts to the insurer's general account and/or one or more of such separate accounts, the Company or the Committee shall have the sole responsibility for determining the portion of the amounts thus paid to the insurer which shall be allocated to the insurer's general account, and the insurer shall have the sole responsibility for determining the allocation of the remainder of the amounts thus paid to it among the various such separate accounts maintained by it; provided, however, that the Company or the Committee may in its discretion (A) direct the insurer to hold in a particular separate account a specified minimum portion of the amounts held under the group annuity contract and/or (B) limit or preclude the use of one or more such separate accounts. The insurer under any group annuity contract shall have custody of, and exclusive responsibility for the investment and management of, any amounts held under such group annuity contract, subject to the power of the Company or the Committee to determine the portion of such amounts to be held in the insurer's general account and/or to specify the minimum portion of such amounts to be held in a particular separate account maintained by the insurer and/or to limit or preclude the use of one or more such separate accounts as described above. To the extent that the responsibilities of the insurer under any group annuity contract shall involve the management of (including the power to acquire and dispose of) any assets of the Plan within the meaning of the provisions of ERISA, it shall be appointed an Investment Manager by the Company or the Committee.

           Notwithstanding anything herein to the contrary, any such insurer shall, in exercising any responsibility of diversification imposed by section 404(a)(1)(C) of ERISA, take into account all amounts held under the applicable group annuity contract, including amounts held in the insurer's general account; and to the extent that the Company or the Committee shall (i) direct the insurer to hold in a particular separate account a minimum portion of the amounts held under the group annuity contract and/or (ii) limit or preclude the use of one or more such separate accounts, the Company or the Committee shall have the fiduciary responsibility for ensuring that the diversification requirements of ERISA are not violated by any such direction. Any such insurer which is an Investment Manager of Plan assets not held by a Trustee under a Trust Agreement shall not be bound or in any way restricted by any of the provisions of any Trust Agreement dealing with the obligations of an Investment Manager of assets held by the Trustee under such Trust Agreement.

10.05      Liability for Benefits

           Neither the Employer nor any Trustee shall be liable in any manner for the payment of benefits under any group annuity contract or the Plan. Such benefits are to be payable under and only under such group annuity contract and from funds held under the Plan, respectively, and only to the extent that the annuities purchased under the group annuity contract and the Plan assets shall suffice therefor. Notwithstanding the foregoing, the

           Company reserves the right at any time or times to change the method and medium of funding benefits under the Plan and to take procedures appropriate to such ends, subject to the provisions of Article 11 and of applicable law.

10.06      Exclusive Benefit

           Prior to the satisfaction of all liabilities under the Plan, no part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than the exclusive benefit of Participants and their joint annuitants, beneficiaries, Spouses and children under the Plan and for the payment of the expenses of the Plan. No person shall have any interest in, or right to, any part of the corpus or income of the Trust Fund except to the extent expressly provided in the Plan or the Trust Agreement.

10.07      Forfeitures

           Subject to the provisions of ERISA, any forfeitures arising under the Plan shall not be applied to increase the benefits of any Participant or Beneficiary, but shall be used to reduce future Employer contributions under the Plan.

10.08      Funding Policy

           The Company or the Committee shall establish a procedure for determining and reviewing the short and long-term financial needs of the Plan and for communicating these needs to the Trustee. Such procedure shall provide for review of the short- and long-term financial needs of the Plan by the Company or the Committee at reasonable intervals, but not less often than once every twelve months.

                                   ARTICLE 11
                            AMENDMENT AND TERMINATION

11.01      Amendment

           The Company or the Committee may at any time, and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, subject to the conditions that:

           (A) no modifications or amendment may be made which shall deprive any Participant or other person of any benefits already accrued to the extent such benefits have been funded, except to the extent allowable by any applicable law and except that any modification or amendment may be made retroactively to the extent necessary to bring the Plan into conformity with the requirements of Section 401(a) or other applicable provisions of the Code; and

           (B) prior to the satisfaction of all liabilities hereunder, no part of the funds of the Plan shall, by reason of any modification or amendment, be used for, or diverted to, purposes other than the exclusive benefit of Participants and their joint annuitants, Beneficiaries, Spouses and children, and the payment of expenses under the Plan.

11.02      Termination

           The Company may terminate the Plan at any time, subject to the condition that, at any time prior to the satisfaction of all liabilities with respect to Participants and their joint annuitants, Beneficiaries, Spouses and children, no part of the Plan shall, by reason of such termination, be at any time used for, or diverted to, purposes other than the exclusive benefit of such persons. Upon termination or partial termination of the Plan, the rights of all affected Participants to benefits accrued under the Plan as of the date of its termination shall, except as provided in Section 7.02, become nonforfeitable to the extent then funded, and the assets of the Plan shall be allocated in accordance with Section 11.03 to all active and retired Participants and to all other persons already receiving, or entitled to receive, benefits under the Plan.

11.03      Allocation of Assets Upon Termination of the Plan

           Upon termination of the Plan, the assets shall be allocated as follows:

           (A) First, to that portion of each Participant's Accrued Benefit which is attributable to his contributions to the Plan.

           (B) Second, (i) to provide retirement and survivors' benefits, if applicable, to all persons for whom payment of such benefits commenced at least three years prior to the date of such termination; and (ii) to provide those retirement benefits that would have been payable to Participants who could have retired three years prior to the date of termination of the Plan if they had retired at such time and if such retirement benefits commenced immediately in the normal form payable under the Plan. For determining the amount of any retirement or survivors' benefits to be provided under this allocation category, the terms of the Plan as in effect during any part of the five-year period ending on the date of termination of the Plan which produce the lowest amount of benefit shall be used, and no increases in the amounts of retirement or survivors' benefits becoming effective after the later of commencement of benefits and the beginning of the three-year period ending on the date of termination of the Plan shall be taken into account.

           (C) Third, to the extent not already provided for in (A) and (B) above, to provide retirement and survivors' benefits up to the amounts guaranteed by the Pension Benefit Guaranty Corporation under Title IV of ERISA. In determining the retirement and survivors' benefits guaranteed by the Pension Benefit Guaranty Corporation, the limitations imposed by Sections 4022(b)(5) and 4022B(a) of ERISA (referring to benefits guaranteed under prior plan terminations and the "phase in" of guarantee coverage for substantial owners) shall not be taken into account.

           (D) Fourth, to the extent not already provided for in (A), (B) and (C) above, to provide all other nonforfeitable retirement and survivors' benefits under the Plan. (For the purposes of this subsection, the term "nonforfeitable" refers to benefits which are either in pay status or which would not be forfeited by a Participant upon termination of his employment with the Employer, and does not include benefits made nonforfeitable merely by reason of termination of the Plan.)

           (E)      Fifth, to the extent not already provided for in (A) through
                    (D) above, to provide all other retirement and survivors' benefits under the Plan.

           If the assets of the Plan available for any of the above-described allocation categories, after making provision in full for each of the preceding categories, are insufficient to make full provision for the members of such category, then, except as otherwise provided with respect to allocation category (C), such assets shall be allocated pro rata among the members of such category on the basis of the present value, as of the date of termination of the Plan, of the retirement and survivors' benefits of each member of the category. If the assets of the Plan, after making full provision for allocation categories (A) and (B), are insufficient to provide in full the benefits specified in category (C), the assets shall first be applied to provide in full the benefits determined under the Plan as in effect at the beginning of the five-year period ending on the date of termination of the Plan and shall then be applied, successively, to provide in full the benefits determined under the Plan, as modified by each subsequent amendment to the Plan during such five-year period. If any such application of assets is insufficient to provide in full the benefits so determined, the remaining assets shall be allocated pro rata among the persons entitled to receive such assets, on the basis of the present value, as of the date of termination of the Plan, of the benefits to be paid to each such person.

           Retirement benefits for which assets are allocated under this Section, but which would not become payable under the terms of the Plan until some later date, may be provided by means of a trust or annuity contract which provides for deferral of payment. Any benefits for which assets are allocated under this Section may be provided by distribution in cash of the present value of the benefits to be provided, by distribution or purchase of annuity contracts or policies or by establishment of a trust, or by any combination of the above, as determined by the Committee; provided that any method of distribution of the assets allocated to provide benefits shall be subject to approval of the Pension Benefit Guaranty Corporation and compliance with any directions or instructions issued by it.

           In the event that any assets of the Plan remain after all benefits under the Plan have been provided for in full, such remaining assets shall be allocated between assets attributable to Employee contributions, and assets attributable to Employer contributions, as follows:

           (1) Assets attributable to Employee contributions shall be an amount equal to the product derived by multiplying the market value of the total remaining assets by a fraction, the numerator of which is the Employee contributions plus interest of all Participants, and the denominator of which is the present value of the benefits with respect to which assets are allocated under paragraphs (A) through (E) above. For purposes of the preceding sentence, the term "Participant" shall include any individual who has received, during the three-year period ending with the termination date, a distribution from the Plan of such individual's entire nonforfeitable benefit in the form of a single-sum distribution or in the form of an irrevocable commitment from an insurer to provide such benefit.

                    Such assets attributable to Employee contributions shall be distributed to Participants in the proportion that Participant's Employee contributions plus interest bears to the total Employee contributions plus interest of all Participants.

           (2) Assets attributable to Employer contributions shall be the excess of the total remaining assets over the assets over the assets attributable to Employee contributions, as determined under the preceding subsection. The assets attributable to Employer contributions shall be returned to the Employer.

11.04      Partial Termination of the Plan

           In the even that the Plan is partially terminated by:

           (A)      a determination by the Company or the Committee,

           (B) a determination made by the Internal Revenue Service or the Pension Benefit Guaranty Corporation at the request of the Company, the Committee or otherwise, or

           (C)      a finding made by a court of law having jurisdiction,

           the Committee shall direct that the assets held by the Trustee as of the date the partial termination is deemed to occur shall be allocated between those Participants or their Beneficiaries, joint annuitants, Spouses or children who continue to participate in the Plan and those Participants or their Beneficiaries, joint annuitants, Spouses or children who are excluded from participation in the Plan by reason of the partial termination.

           The assets held by the Trustee shall be allocated between the two groups of such persons by determining the amount applicable with respect to each Participant in the Plan as of the date of the partial termination of the Plan as provided in Section 11.03. The amount of retirement income benefit to be used in making such allocation in the case of a Participant who has not retired shall be the amount that would be payable if the Participant had retired on such date or, if he is not then eligible for retirement, the amount that would be payable if he had terminated employment with the Employer and had been credited with all benefits under the Plan with respect to his Service to such date.

11.05      Pension Benefit Guaranty Corporation

           Upon partial or complete termination of the Plan, the Committee shall take all steps necessary to comply with the requirements imposed upon plan administrators by Title IV of ERISA, and the terms of this Article shall be subordinated to any directions and instructions given or any actions taken by the Pension Benefit Guaranty Corporation pursuant to its authority under Title IV and to any other decree issued in accordance with the procedures set forth in Title IV.

11.06      Merger

           The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant, joint annuitant, Spouse, child or Beneficiary under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which would be equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

                                   ARTICLE 12
                                  MISCELLANEOUS


12.01      Nonalienation of Benefits

           No benefit payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance or charge. Notwithstanding the foregoing,
           (i) in the event that a "qualified domestic relations order" (as defined in Section 414(p) of the Code and Section 206(d) of ERISA) is received by the Plan Administrator, benefits shall be payable in accordance with such order and with Section 414(p) of the Code and
           Section 206(d) of ERISA, and (ii) a Participant's benefit may be reduced as provided by Section 401(a)(13)(C) of the Code. Payments may be made prior to the Participant's "earliest retirement age" (as defined in Section 414(p) of the Code and Section 206(d) of ERISA) pursuant to the terms of a "qualified domestic relations order". The amount payable to the Participant and to any other person other than the alternate payee named in the order shall be adjusted accordingly. The Committee is authorized to issue procedures to effectuate the requirements for administering "qualified domestic relations orders".

12.02      Incapacity

           In the event that the Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident, or is a minor, the Committee may direct that any benefit payment due him, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to a spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

12.03      Not a Guarantee of Employment

           The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

12.04      Uniformed Services Employment and Reemployment Rights Act of 1994

           Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

12.05      State Law

           The Plan shall be construed, regulated and administered under the laws of the State of Delaware.

12.06      Pronouns

           The masculine pronoun shall mean the feminine wherever appropriate.

                                                                    APPENDIX A

                                  APPENDIX FOR
                            FORMER RECTICEL EMPLOYEES

Appendix for Employees at the Cape Girardeau, Missouri; Morristown, Tennessee ( Main, Blended, and Molded facilities); Conover, North Carolina (Division #60); Cookeville, Tennessee; Arcade, New York; Omaha, Nebraska; and Tazewell, Tennessee locations who participated in the Foamex L.P. Hourly Retirement Plan for Former Recticel Employees or who participate in the Plan following the Effective Date. The following provisions override any of the provisions of the Plan which conflict with them.

Section 1. Definitions

                  1.1 "Actuarial Equivalent" means, for purposes of converting a benefit payable in the form of a life annuity to benefit payable in the form of a Qualified Joint and Survivor Annuity or an optional form of payment set forth in subsection (a) or (b) of Section
                           4.1 of this Appendix, or offsets from Retirement Income in connection with benefits previously paid under the Plan, the Actuarial Equivalent of the benefit otherwise payable as a life annuity shall be determined on the basis of the following assumptions:

                           (1) an interest rate of 7% per annum, compounded annually; and

                           (2) the UP-1984 mortality table, with no adjustment for Participants and with ages rated down three years for Spouses and Joint Annuitants.

                           For the purposes of Section 7.03 of the Plan, the present value of a Participant's Accrued Benefit shall be determined on the basis of an interest rate of 5% per annum, compounded annually, and the UP-1984 mortality table.

                  1.2 "Break in Service" means the period of time commencing on an Employee's Severance Date and ending on the first day on which the Employee again completes an Hour of Service described in Section
                           1.16 of the Plan.

                  1.3 "Break in Service Year" means a twelve consecutive month period measured from an Employee's Severance Date during which the Employee fails to complete an Hour of Service described in Section 1.16 of the Plan.

                  1.4 "Benefit Service" means the period of service of a Participant taken into account under the Plan for the purpose of calculating the amount of benefit payable to the Participant, as determined under the rules set forth in Section 2.3 of this Appendix.

                  1.5 "Cape Girardeau Employee" means an employee who is employed by the Employer at its Cape Girardeau, Missouri facility on or after January 1, 1987 and who is included in the bargaining unit covered by the collective bargaining agreement between the Employer and Teamsters Local Union No. 574.

                  1.6 "Conover Employee" means an employee who is employed by the Employer at its Conover, North Carolina (Division #60) facility.

                  1.7 "Disability Retirement Date" means the date specified in Section 3.3 of this Appendix.

                  1.8 "Early Retirement Date" means the first day of the month following the Participant's 55th birthday after he has completed 10 Years of Vesting Service.

                  1.9 "Eligibility Service" means the period of service taken into account for the purpose of determining the eligibility of an Employee for participation in the Plan, as determined under the rules set forth in
                           Section 2.1 of this Appendix.

                  1.10 "Eligible Class" means the class of Employees eligible for participation in the Plan, as described in Section 2.2 of this Appendix.

                  1.11     "Northern Division Plan" means the
                           Recticel Foam Corporation Retirement Income Plan as in effect from time to time prior to January 1, 1990.

                  1.12     "Predecessor Employer" means Recticel
                           Foam Corporation. Service with Recticel Foam
                           Corporation prior to October 2, 1990 is deemed service with the Employer for purposes of determining an Employee's Benefit Service and Vesting Service. Predecessor Employer also means Morristown Foam Corporation, a Tennessee corporation which was merged into Recticel Foam Corporation on February 1, 1980. Service with Morristown Foam Corporation prior to February 1, 1980 is deemed service with the Employer for purposes of determining an Employee's Benefit Service and Vesting Service.

                           Predecessor Employer also means Ludlow Corporation, a Massachusetts corporation which sold certain assets of its Carpet Cushion Division related to its manufacturing facility at Cape Girardeau, Missouri to Recticel on July 20, 1981. In the case of a Cape Girardeau Employee who was employed by Ludlow Corporation at its Cape Girardeau facility on July 20, 1981 and became employed by Recticel on that date, service with Ludlow Corporation prior to July 20, 1981 shall be deemed service with the Employer for purposes of determining an Employee's Vesting Service and Benefit Service.

                           Predecessor Employer also means Clark Foam Products Corporation, an Illinois corporation which was merged into Recticel on December 15, 1989. Service of an Employee with Clark Foam Products Corporation prior to December 15, 1989 shall be deemed service with the Employer solely for purposes of determining the Employee's Eligibility Service and Vesting Service.

                  1.13 "Re-employment Date" means the date on which an Employee first completes an Hour of Service described in Section 1.16 of the Plan after a Break in Service.

                  1.14 "Severance Date" means the earlier of the dates specified in paragraphs (a) and (b) set forth below, except as otherwise provided below:

                           (a) the date on which an Employee ceases to be employed by the Employer and each Affiliated Company by reason of resignation, discharge, retirement, or death;

                           (b) the first anniversary of the first day of a period during which an Employee is continuously absent from service with the Employer and each Affiliated Company (with or without pay) for any reason other than resignation, discharge, retirement, or death, such as vacation, holiday, sickness, disability, layoff, or Leave of Absence.

                           In the case of an Employee who is absent from service beyond the first anniversary of the first day of a continuous period of absence on account of the Employee's pregnancy, the birth of a child of the Employee, the placement of a child with the Employee in connection with the Employee's adoption of such child, or the care of a child of the Employee during a period immediately following such birth or placement, the Employee's Severance Date shall be deemed to be the second anniversary of the first day of such absence, rather than the date specified above, solely for the purpose of determining whether the Employee has incurred a Break in Service and the length of the Employee's Break in Service. For all other purposes of this Plan, the Employee's Severance Date shall be determined under the first paragraph of this Section 1.14, and notwithstanding any other provision of this Plan to the contrary, the period of the Employee's absence after the first anniversary of the first day of such absence shall not be credited as Vesting Service or as service for any other purpose under this Plan. The provisions of this paragraph shall apply to an Employee only if the Employee furnishes evidence satisfactory to the Committee on request to establish that the Employee's absence, and the continuation thereof beyond its first anniversary, was due to one or more reasons specified herein. The provisions of this paragraph shall not apply to an Employee whose period of absence for one or more reasons specified herein began prior to January 1, 1985.

                  1.15 "Southern Division Plan" means the Recticel Foam Corporation Hourly Employees' Pension Plan, as in effect from time to time prior to January 1, 1990.

                  1.16 "Spouse" means "Spouse" as defined in Section 1.27 of the Plan, except with respect to Participants who receive Retirement Income under Article 4 of the Plan on or prior to December 31, 1997 "Spouse" means the individual to whom a Participant is legally married on his annuity starting date.

                  1.17 "Vesting Service" means the period of service of an Employee taken into account for determining whether the Employee's Accrued Benefit is non-forfeitable, and for other purposes under the Plan, as determined under the rules set forth in Section 2.2 of this Appendix.


Section 2. Service Rules

                  2.1 Eligibility Service. An Employee shall be credited with Eligibility Service in accordance with the rules set forth in subsections (a) and (b) below.

                           (a) General Rule. An Employee shall be credited with one Year of Eligibility Service if the Employee completes at least 1000 Hours of Service during an eligibility computation period (as defined in subsection (b) below). A Year of Eligibility Service shall be credited to the Employee only upon the expiration of the entire eligibility computation period during which the Employee completes 1000 or more Hours of Service.

                           (b) "Eligibility Computation Period" Defined. For the purposes of this Section, the term "eligibility computation period" shall mean:

                                    (1)    the 12-consecutive month period
                                           beginning when an Employee first
                                           performs an Hour of Service (the
                                           "Employee's Employment Date");

                                    (2)    each calendar year which begins after
                                           the Employee's Employment Date.

          2.2 Vesting Service. An Employee shall be credited with Vesting Service under the general rules set forth in subsection (a) below, except as otherwise provided in subsections (b), (c), and
               (d) below.

               (a) General Rules. An Employee shall be credited with Vesting Service for the number of years and days within the period commencing on his Employment Date and ending on the first Severance Date thereafter. If an Employee is re-employed by the Employer or any Affiliated Company after he incurs a Break in Service, he shall be credited with Vesting Service for the number of years and days within the first Severance Date thereafter. An Employee who is re-employed by the Employer or any Affiliated Company before incurring a Break in Service Year shall also be credited with Vesting Service for the number of days within the period of his absence, except as otherwise provided in Section 1.14 of this Appendix.

                    All Vesting Service credited under the preceding paragraphs of this subsection (a) shall be aggregated of the basis that 365 days of Vesting Service equal a full Year of Vesting Service, provided, however, that an Employee shall be credited with a full month for each calendar month ending prior to November 1, 1985 in which he had a least one day of Vesting Service.

               (b) Exclusions. The following periods of Vesting Service shall be disregarded under the Plan:

                    (1) any period of Vesting Service completed before January 1, 1976, if such period would not have been included in the Employee's "Period of Continuous Employment" as determined under the provisions of the Southern Division Plan in effect as of January 1, 1976;

                    (2) if an Employee who has not become vested in his Accrued Benefit incurs a Break in Service, any period of Vesting Service prior to such Break in Service if the period of the Employee's Break in Service equals or exceeds five years;

                    (3) any period of Vesting Service disregarded as of December 31, 1988 under the break in service provisions of the Southern Division Plan corresponding to the rule of parity of section 411(a)(6)(D) of the Code, as in effect from time to time prior to January 1, 1989, if not otherwise disregarded under (2) above.

               (c) Special Provisions for Cape Girardeau Employees. Notwithstanding the foregoing provisions of this Section 2.2, the following special provisions shall apply in determining the Vesting Service of Cape Girardeau Employees:

                    (1) A Cape Girardeau Employee who was employed by Recticel on February 1, 1985 shall be credited with Vesting Service in accordance with subsections (a) and (b) above commencing from the Cape Girardeau Employee's most recent date of hire prior to February 1, 1985.

                    (2) A Cape Girardeau Employee who was not employed by Recticel on February 1, 1985 shall be credited with Vesting Service in accordance with subsections (a) and
                         (b) above beginning on the later of his Employment Date or January 1, 1987.

               (d) Special Provisions for Participants in the Northern Division Plan. Notwithstanding the foregoing provisions of this
                    Section 2.2, the Vesting Service of an Employee who was a participant in the Northern Division Plan on December 31, 1989 and became a Participant in the Foamex L.P. Hourly Retirement Plan for Former Recticel Employees on January 1, 1990 shall be determined in accordance with the provisions of paragraphs (1) and (2) below, subject to the provisions of paragraph (3) below.

                    (1) Service Prior to January 1, 1990. For service prior to January 1, 1990, the Employee shall be credited with a period of Vesting Service hereunder equal to the period of "Vesting Service" (as defined in the Northern Division Plan) to which the Employee was entitled as of December 31, 1989 under the provisions of the Northern Division Plan as in effect on such date.

                    (2) Service After December 31, 1989. For service after December 31, 1989, the Employee shall be credited with the period of Vesting Service completed after such date as determined under the provisions of subsection (a) of this Section 2.2.

                    (3) Break in Service Rules. The aggregate period of Vesting Service credited to the Employee under paragraphs (1) and (2) above shall be disregarded under the circumstances described in paragraph (2) of subsection
                         (b) above.

          2.3 Benefit Service. A Participant shall be credited with Benefit Service in accordance with the provisions of subsections (a) and
               (b) below, subject to the provisions of subsections (c) below.

               (a) Service Prior to January 1, 1990. For service prior to January 1, 1990, Benefit Service shall be credited only as provided in paragraphs (1), (2) and (3) below:

                    (1) Participants in Southern Division Plan. A Participant who was a participant in the Southern Division Plan on December 31, 1989 shall be credited with the period of "Credited Service" (as defined in the Southern Division
                         Plan) to which the Participant was entitled as of December 31, 1989 under the provisions of the Southern Division Plan as in effect on such date.

                    (2) Participants in Northern Division Plan. A Participant who was a participant in the Northern Division Plan on December 31, 1989 shall be credited with the period of "Credited Service" (as defined in the Northern Division
                         Plan) to which the Participant was entitled as of December 31, 1989 under the provisions of the Northern Division Plan as in effect on such date.

                    (3) Benefit Service prior to July 2, 1984. Notwithstanding any other provision of this Plan, periods of service by Participants prior to July 2, 1984 at the Cookeville, Tennessee facility shall not be taken into account for purposes of calculating a Participant's Benefit Service.

               (b) Service After December 31, 1989. With respect to the period after December 31, 1989, a Participant shall be credited with one month of Benefit Service for each calendar month after he becomes a Participant in the Plan during which the Participant completes at least one Benefit Accrual Hour while an Employee in the Eligible Class.

                    For purposes of this subsection (b), the term "Benefit Accrual Hour" shall mean:

                    (1) an Hour of Service credited to a Participant pursuant to paragraph (a) of Section 1.16 of the Plan;

                    (2) an Hour of Service credited to the Participant pursuant to paragraph (b) of Section 1.16 of the Plan attributable to a vacation, or a period of illness or incapacity not to exceed 90 consecutive days during which the Participant is paid sick pay directly by the Employer; and

                    (3) an Hour of Service credited to the Participant which is required to be credited as Benefit Service under any federal law other than ERISA or the Code, as determined by the Committee under such rules, uniformly applicable to all Participants similarly situated, as the Committee may promulgate from time to time.

               (c) Exclusion. If a Participant who has not become vested in his Accrued Benefit incurs a Break in Service, any period of Benefit Service prior to such Break in Service shall be disregarded thereafter under the Plan if the period of his Break in Service equals or exceeds five years.

          2.4 Participation. In order to become a Participant, an Employee must: (a) be employed in an Eligible Class; (b) have completed one Year of Eligibility Service, and (c) have attained age 21. For purposes of this Appendix, the Eligible Class shall include all Employees of the Employer compensated on an hourly basis who are employed at the following Recticel locations:

               (A)  Recticel North: Arcade, New York; Omaha, Nebraska; and

               (B) Recticel South: Cape Girardeau, Missouri; Conover, North Carolina (Division #60); Morristown, Tennessee (Main, Blended and Molded facilities); Cookeville, Tennessee; and Tazewell, Tennessee. Notwithstanding the foregoing, effective January 1, 1998, the Eligible Class shall not include Employees at the Conover, North Carolina (Division #60) location.

                    The determination of whether an Employee is included in the Eligible Class shall be made by the Employer and shall be conclusive and binding on the Employee unless such determination is arbitrary and capricious.

          2.5 Termination of Participant - Re-Employment. An Employee who becomes a Participant in the Plan shall cease to be a Participant on the termination of his employment with the Company and all Affiliated Companies and the distribution of the entire amount of any benefit to which he is then entitled under the terms of this Plan.

               A former Participant who is re-employed by the Employer as an Employee in the Eligible Class shall become a Participant again on his Re-employment Date.

          2.6  Change In Eligible Status. Notwithstanding the provisions of
               Section 2.03(B) of the Plan, if , prior to January 1, 1998, a Participant who ceases to be an eligible Employee but continues in the employment of the Employer or an Affiliated Company, and as a result thereof becomes eligible for participation in the Foamex L.P. Salaried Pension Plan or any successor plan, the amount of monthly retirement benefit payable to such Participant, or with respect to such Participant, under any provisions of this Plan shall be calculated by taking into account the Participant's Benefit Service as of the date of the change in his eligible status and the rate or rates of monthly retirement benefit specified in the benefit formula of the Plan as in effect as of the date of the termination of such Participant's employment with the Employer and all Affiliated Companies.


Section 3. Retirement Benefits

          3.1  Normal Retirement Benefit.

               The monthly Retirement Income payable to a Participant who retires on or after his Normal Retirement Date, calculated as a life annuity, shall be equal to the sum of the amount of the Participant's Past Service Benefit, if any, determined under paragraph (1) below and the amount of the Participant's Future Service Benefit, if any, determined under paragraph (2) below, subject to the provisions of paragraph (3) below.

            (1)  Past Service Benefit:

               (A) Participants in Southern Division Plan. In the case of a Participant who was a participant in the Southern Division Plan on December 31, 1989, the Participant's Past Service Benefit shall be equal to $5.00 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed prior to January 1, 1990.

               (B) Participants in Northern Division Plan. In the case of a Participant who was a participant in the Northern Division Plan on December 31, 1989, the Participant's Past Service Benefit shall be equal to the sum of:

                    (i) $2.00 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed prior to January 1, 1966; and

                    (ii) $5.75 multiplied by the number of the Participant's
                         Years of Benefit Service (and fractions thereof) completed after December 31, 1965 and prior to January 1, 1990.

            (2)  Future Service Benefit:

               (A) Participants other than Cape Girardeau or Conover Employees. In the case of a Participant who is not a Cape Girardeau or Conover Employee, the Participant's Future Service Benefit shall be equal to $6.75 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed after December 31, 1989 and prior to January 1, 1998, plus $7.75 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed after December 31, 1997, excluding any Benefit Service completed as a Cape Girardeau or Conover Employee.

               (B) Participants who are Cape Girardeau Employees. In the case of a Participant who is a Cape Girardeau Employee, the Participant's Future Service Benefit shall be equal to: (i) $5.00 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed after December 31, 1989 as a Cape Girardeau Employee, (ii) $6.50 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed after February 1, 1997 as a Cape Girardeau Employee, (iii) $8.00 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed after February 1, 1998 as a Cape Girardeau Employee, and (iv) $9.50 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed after February 1, 1999 as a Cape Girardeau Employee.

               (C) Participants who are Conover Employees. In the case of a Participant who is a Conover Employee, the Participant's Future Service Benefit shall be equal to: (i) $6.75 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed after December 31, 1989 and before July 1, 1992 as a Conover Employee, and (ii) $10.00 multiplied by the number of the Participant's Years of Benefit Service (and fractions thereof) completed after June 30, 1992 as a Conover Employee. Notwithstanding the foregoing, Participants who are Conover Employees shall cease to accrue Years of Benefit Service for periods of service after December 31, 1997.

          (3) Limitation on Benefit Service. In no event shall the aggregate number of Years of Benefit Service taken into account under paragraphs (1) and (2) above with respect to a Participant exceed
               40. In the case of a Participant who has completed more than 40 Years of Benefit Service, only those 40 consecutive Years of Benefit Service which result in the calculation of the greatest monthly retirement benefit for the Participant shall be taken into account.

3.2  Early Retirement

               The monthly Retirement Income payable to a Participant commencing on his Early Retirement Date, or on the first day of any month thereafter shall be equal to the Participant's Accrued Benefit, reduced by one-half of one percent (0.5%) for each month by which the commencement date of the benefit precedes his Normal Retirement Date. A Participant shall not be eligible for an Early Retirement Income for any period during which he is eligible for a Disability Retirement Income.

3.3  Disability Retirement

          (a) A Participant shall be eligible for a Disability Retirement Income if he meets the following requirements:

               (1) he has attained age 40 (age 45 for a Cape Girardeau Employee) but not age 65;

               (2)  he has at least ten Years of Vesting Service; and

               (3)  he becomes Disabled while employed by the Employer.

          (b) The amount of the monthly Disability Retirement Income payable to a Participant eligible therefor shall be equal to his Accrued Benefit determined as of the last day of the month preceding the commencement of monthly disability payments to the Participant under subsection (c) below, or if earlier, the Participant's Severance Date.

          (c) Monthly disability payments shall commence as of the first day of the sixth month after the date on which the Participant becomes Disabled and shall continue thereafter through the first day of the month preceding the earliest of the following dates:

               (1)  the Participant's death;

               (2)  his Normal Retirement Date;

               (3)  the effective date of termination of the Plan;

               (4)  the date on which the Participant ceases to be Disabled.

               The Committee may require a Participant receiving Disability Retirement Income to furnish evidence of his status as Disabled from time to time and at any time as the Committee deems appropriate. In the event that a Participant fails to submit such evidence when requested by the Committee, the Committee may suspend monthly disability payments until such evidence is furnished.

          (d) A Participant who continues receiving a Disability Retirement Income until his Normal Retirement Date shall be entitled to receive a monthly Retirement Income in the form of a life annuity commencing at Normal Retirement Date equal to the amount determined under subsection (b) above. If a Participant ceases to be eligible for a Disability Retirement Income before his Normal Retirement Date and does not return to active employment with the Employer within one month thereafter, the Participant shall be considered for the purposes of this Plan to have terminated employment with the Employer as of the date on which he became Disabled, and the entitlement of the Participant to further benefits under the Plan shall be determined in accordance with the provisions of Section 3.4.

               In the event that a Participant dies while receiving a Disability Retirement Income under this Section 3.3, the Participant shall not be considered to be employed by the Employer or an Affiliated

               Company and the Spouse of the Participant shall be entitled to the Pre-Retirement Death Benefit described in Section 6.02(B) of the Plan.

     3.4  Termination of Employment Before Retirement.

               The monthly Retirement Income payable to a Participant who has a Termination of Employment before his earliest Retirement Date shall be equal to the Participant's Accrued Benefit as of the termination of his employment, reduced by one-half of one percent (0.5%) for each month by which the commencement date of the Retirement Income precedes his Normal Retirement Date.

Section 4. Optional Forms of Payments

     4.1  Life Annuity with 60, 120 or 180 Monthly Payments Guaranteed Option.

          (a) Under the Life Annuity with 60, 120 or 180 Monthly Payments Guaranteed Option, a Participant may elect to receive an actuarially reduced retirement benefit commencing on his Retirement Date and payable during his lifetime, provided, however, that if the Participant dies before receiving 60, 120, or 180 monthly payments (as designated by the Participant) of such reduced retirement benefit, the balance of such monthly payments shall be made to the Participant's Beneficiary.

          (b) The election of the Life Annuity with 60, 120, or 180 Monthly Payments Guaranteed Option shall be made in accordance with the provisions of Section 4.03 of the Plan; provided, however, that a Participant who is age 90 or older on his Retirement Date may not elect the Life Annuity with 60 or 120 Monthly Payments Guaranteed Option, and a Participant who is age 83 or older on his Retirement Date may not elect the Life Annuity with 180 Monthly Payments Guaranteed Option. Neither the election of this Option nor the guaranteed period may be changed unless the request for such change is filed with the Committee prior to the Participant's Retirement Date. The consent of the Participant's Beneficiary is not required where any such change is made. Notwithstanding the foregoing, any election made under this subsection (b) by a Participant who is legally married on his Retirement Date shall be automatically revoked unless such Participant elects not to receive his benefit in the form of a Qualified Joint and Survivor Annuity pursuant to Section 4.03.

          (c) In the event of the death of a Participant who has elected the Life Annuity with 60, 120, or 180 Monthly Payments Guaranteed Option after the Participant's Retirement Date, any amount payable under this Option to the Participant's Beneficiary shall be commuted and paid in a lump sum if the present value of the benefit payable to the Beneficiary under this Option does not exceed $3,500 (or beginning January 1, 1998, does not exceed $5,000).

4.2  Joint and Survivor Annuity Option

                  (a) Under the Joint and Survivor Annuity Option, a Participant may elect to receive an actuarially reduced monthly benefit commencing on his Retirement Date and payable during his lifetime, with 50% or 100% of such reduced payments (as elected by the Participant) continued to be paid after his death to a Beneficiary designated by the Participant at the time of such election, commencing, if such Beneficiary survives the Participant, on the first day of the month next following the Participant's death and terminating with the last monthly payment preceding such Beneficiary's death.


                  (b) If the Beneficiary is not the Participant's Spouse, a Participant may not elect a survivor annuity percentage of greater than 50% unless the election percentage is permitted under the incidental death benefit requirements of Section 401(a)(9) of the Code and Treasury Regulations thereunder.

                  (c) In the event the Beneficiary dies before the Participant's Retirement Date, the election of this Option shall not be operative, and the Participant shall receive his benefit in the form of payment prescribed by Article 4 of the Plan, unless the Participant elects otherwise in accordance with
                           Section 4.03 of the Plan.

Section 5 . Offsets After Commencement of Distributions Under Section 4.05 of
            the Plan

                           A Participant who has begun to receive distributions in accordance with Section 4.05 of the Plan shall continue to accrue Years of Benefit Service. The amount of additional Retirement Income accrued by a Participant after such date shall be reduced, however, by the Actuarial Equivalent of the total amount of Retirement Income paid to the Participant after such date in accordance with, and to the full extent permitted by, Treasury Regulation issued under section 411(b)(1)(H)(iii)(I) of the Code.

                                                                    APPENDIX B

                                  APPENDIX FOR
                                TUPELO EMPLOYEES

Appendix for Employees at the Tupelo, Mississippi location who participated in the Foamex Products, Inc. Tupelo Hourly Employees Retirement Plan or who participate in the Plan following the Effective Date. The following provisions override any provisions of the Plan which conflict with them.

Section 1. Definitions

     1.1 "Actuarial Equivalent" means equality in value of the aggregate amounts expected to be received under different forms of payment, based on the 1983 Group Annuity Mortality Table Without Margin Projected to 1988 with Scale H, with interest at 5-1/2%. Application of such assumptions to the computations of benefits payable under the Appendix shall be made uniformly and consistently with respect to all Employees in similar circumstances.

     1.2 "Break in Service" means any twelve (12) consecutive month period commencing on the date of Employee's employment with the Employer and any Affiliated Company, or any anniversary thereof ("computation period"), in which the Employee has not completed more than 500 Hours of Service.

          Solely for purposes of determining whether a Break in Service for eligibility and vesting purposes has occurred in a computation period, an Employee who is on an approved leave of absence from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for the absence, or in any case in which such hours cannot be determined, eight Hours of Service per normal work day of such absence. Total hours credited shall not exceed 501 hours in a computation period. For purposes of this paragraph, absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of a birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period.

     1.3 "Benefit Service" means the period of service benefit to an Employee in accordance with the following rules:

          (a) Service prior to January 1, 1979, with the Predecessor Employer shall be benefit on the basis of the Employee's length of continuous service with the Predecessor Employer, as established for seniority purposes.

          (b) Service on and after January 1, 1979, and before October 2, 1988 with the Predecessor Employer and service on and after October 2, 1988 with the Employer shall be benefit for purposes of accrual of benefits at the rate of one (1) year for each calendar year in which the Employee receives pay for 1,800 or more hours worked. Where the total hours worked for which he is compensated during the calendar year are less than 1,800 hours, credit shall be given on the basis of the following:

                                                        Fraction of Year of
                           Hours Worked in Year          Benefit Service

                           Less than 180                          0
                           180 through 359                     1/10
                           360 through 539                     2/10
                           540 through 719                     3/10
                           720 through 899                     4/10
                           900 through 1079                    5/10
                           1080 through 1259                   6/10
                           1260 through 1439                   7/10
                           1440 through 1619                   8/10
                           1620 through 1799                   9/10
                           1800 or more                           1

     1.4 "Early Retirement Date" means the first day of the month following the Participant's 55th birthday after he has completed ten Years of Benefit Service.

     1.5 "Employee" means any person who is in the appropriate collective bargaining unit represented by the Union and who is regularly employed by the Employer at its Tupelo, Mississippi facility on the Effective Date or who shall regularly be employed by the Employer in said unit and at such facility after said date.

     1.6 "Predecessor Employer" means Sheller-Globe Corporation, an Ohio corporation.

     1.7 "Spouse" means "Spouse" as defined in Section 1.27 of the Plan, except with respect to Participants who receive Retirement Income under
          Article 4 of the Plan or with respect to whom death benefits are paid under Article 6 of the Plan on or prior to December 31, 1997, "Spouse" means the individual to whom a Participant is legally married on his annuity starting date, or his date of death, if earlier.

     1.8  "Union" means United Food & Commercial Workers, Local 670.

     1.9 "Year of Benefit Service" means any calendar year in which the Employee has at least 1,800 hours of Benefit Service with the Employer; provided, that in the event the Employee renders less than 1,800 hours of Benefit Service in any calendar year, he may be entitled to a fractional Year of Benefit Service in accordance with the Schedule set forth in Section 1.3 of this Appendix.

     1.10 "Year of Vesting Service" means any twelve (12) month consecutive period commencing on the date of an Employee's employment with the Employer or any Affiliated Company, or any anniversary date thereof, in which such Employee has at least 1,000 Hours of Service.

Section 2. Participation

     2.1 All Employees shall immediately participate in the Plan as of the date which is seventy five days after the date they are first credited with an Hour of Service.

     2.2 In the event an Employee shall incur a Break in Service he shall cease active participation in the Plan and no further Years of Vesting Service or Years of Benefit Service shall accrue except to the extent set forth below:

          (a) An Employee who has accrued five (5) or more Years of Vesting Service prior to his Break in Service and loss of seniority shall have reinstated his pre-break Years of Vesting Service and Years of Benefit Service upon his completion of one (1) Year of Vesting Service after his re-employment; provided that the Employee has not previously received the present value of his vested Accrued Benefit in respect of that pre-break service, or, if he has received that value, that he has repaid to the Plan the amounts to have his pre-break service restored as provided at Section
          1.32 of the Plan.

          (b) For any employee who incurs a Break in Service and has accrued less than five (5) Years of Vesting Service prior to his Break in Service and loss of seniority shall not have his pre-Break Years of Vesting Service or Years of Benefit Service reinstated if the number of consecutive 1-Year Breaks in Service equals or exceeds five (5) years. Such aggregate number of Years of Vesting Service before such break shall be deemed not to include any Years of Vesting Service not be taken into account by reason of any prior Break in Service.

Section 3. Retirement Benefits

     3.1  Normal Retirement Benefit.

          There shall be payable on Retirement, on or after an Employee's Normal Retirement Date, a Retirement Income equal to the monthly unit of benefit in effect on the date of the Employee's Retirement as follows, multiplied by the number of Years of Benefit Service accrued by the Employee at the time of the Employee's Retirement:

          Date of Retirement/Termination              Monthly Unit of Benefit

          Effective:
          January 1, 1986 through December 31, 1986            $4.50
          January 1, 1987 through December 31, 1987            $5.00
          January 1, 1988 through December 31, 1988            $5.50
          January 1, 1989 through December 31, 1989            $5.75
          January 1, 1990 through December 31, 1990            $6.00
          January 1, 1991 through January 12, 1992             $6.25
          January 13, 1992 through January 12, 1993            $6.50
          January 13, 1993 through January 12, 1994            $6.75
          January 13, 1994 through January 12, 1995            $7.00
          January 13, 1995 onwards                             $7.75

     3.2  Early Retirement.

          The monthly Retirement Income payable to a Participant who retires on his Early Retirement Date, or the first day of any month thereafter, as selected by the Participant, shall be equal to the Participant's Accrued Benefit, reduced by 6/10ths of one percent (.006) for each month such Retirement Date occurs prior to age sixty-five (65).

     3.3  Termination of Employment Before Retirement.

          An Employee whose employment shall be terminated and who at the time of such termination shall have earned five (5) or more Years of Vesting Service shall be eligible to receive his Accrued Benefit commencing at the age of fifty-five (55) years, as reduced in Section
          3.2 of this Appendix, but based upon his Years of Benefit Service and the unit of benefit in effect at the time of his termination as set forth in Section 3.1 hereof.

                                                                     APPENDIX C

                          APPENDIX FOR BARGAINING UNIT
                     EMPLOYEES PICO RIVERA, CALIFORNIA UNIT

Appendix for bargaining unit employees at Pico Rivera, California who participated in the General Felt Industries Pension Plan for Bargaining Unit Employees Pico Rivera, California Unit or who participate in the Plan following the Effective Date. The following provisions override any provisions of the Plan which conflict with them.

Section 1. Definitions

     1.1 "Break in Service" means any twelve (12) consecutive month period commencing on the date an Employee is first credited with an Hour of Service, or any anniversary thereof, and any full Plan Year, including the Plan Year during the first anniversary of his Employment Commencement Date ("computation period"), in which the Employee has not completed more than 500 Hours of Service.

          Solely for purposes of determining whether a Break in Service for vesting purposes has occurred in a computation period, an Employee who is on an approved leave of absence from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for the absence, or in any case in which such hours cannot be determined, eight Hours of Service per normal work day of such absence. Total hours credited shall not exceed 501 hours in a computation period. For purposes of this paragraph, absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of a birth of a child of the individual,
          (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period.

     1.2 "Deferred Retirement Date" means the first day of the month coincident with or next following a Participant's actual retirement after his Normal Retirement Date.

     1.3 "Disability Retirement Date" means, in the case of a Participant who becomes Disabled, the first day of any month prior to his Normal Retirement Date provided he has completed 15 Years of Vesting Service.

     1.4 "Early Retirement Date" means the first day of any month coincident with or following the Participant's attainment of age 60 and completion of 10 Years of Vesting Service.

     1.5  "Eligibility Computation Period" means

          A. the twelve consecutive month period beginning on an Employee's Employment Commencement Date, or

          B. any full Plan Year, including the Plan Year during which the first anniversary of his Employment Commencement Date occurs.

     1.6 "Employee" means any person who is in the collective bargaining unit covered by the collective bargaining agreement between the United Steelworkers of American and the Employer and who is regularly employed by the Employer at its Pico Rivera, California plant on the Effective Date or who shall regularly be employed by the Employer in said unit and at such facility after said date.

     1.7 "Employment Commencement Date" means the date on which a person becomes an Employee.

     1.8 "Spouse" means "Spouse" as defined in Section 1.27 of the Plan, except with respect to Participants who receive Retirement Income under
          Article 4 of the Plan or with respect to whom death benefits are paid under Article 6 of the Plan on or prior to December 31, 1997, "Spouse" means the individual to whom a Participant is legally married on his annuity starting date, or his date of death, if earlier.

     1.9 "Vesting Service" means the period of service credited to an Employee for vesting purposes in accordance with the following rules: An Employee shall be credited with a Year of Vesting Service for each vesting computation period in which he completes at least 1,000 Hours of Service; provided, however, that the following years shall be disregarded:

          (i) prior Years of Vesting Service that were disregarded under the terms of the Predecessor Plan as in effect on December 31, 1989; and

          (ii) in the case of an Employee who does not have a nonforfeitable right to Retirement Income, Years of Vesting Service before a Break in

               Service if the number of consecutive Breaks in Service equals or exceeds five (5).

          A vesting computation period is the twelve consecutive month period beginning on the date an Employee is first credited with an Hour of Service, and any full Plan Year, including the Plan Year during which the first anniversary of his Employment Commencement Date occurs.

     1.10 "Benefit Service" means the period of service credited to an Employee for benefit accrual purposes in accordance with the following rules: a Participant's Years of Benefit Service shall include:

          A. Full and partial years of Benefit Service as of December 31, 1989 under the terms of the Plan in effect on such date, and

          B. Full and partial Years of Benefit Service credited after the Restatement Date. A Year of Benefit Service shall be granted for each Year of Vesting Service benefit while an Employee, but shall not include any service while the Participant was employed on a noncompensated basis. If a Participant, whose annualized rate of employment is at least 1,000 Hours of Service, fails to complete at least 1,000 Hours of Service in his first or final year of employment, such Participant shall receive 1/12 of a Year of Benefit Service for each month during which he is employed on a compensated basis.


Section 2. Participation

     2.1 Each Employee shall become a Participant in the Plan as of the first day of the month coincident with or following (A) the date he first becomes an Employee employed at a rate of 1,000 Hours of Service per year or (B) the first day of an Eligibility Computation Period during which he is credited with 1,000 Hours of Service.

     2.2 In the event an Employee shall incur a Break in Service he shall cease active participation in the Plan and no further Years of Vesting Service or Years of Benefit Service shall accrue except to the extent set forth below:

          (a) An Employee who has accrued five (5) or more Years of Vesting Service prior to his Break in Service and loss of seniority shall have reinstated his pre-break Years of Vesting Service and Years of Benefit Service upon his completion of one (1) Year of Service after his re-employment; provided that the Employee has not previously received the present value of his vested Accrued Benefit in respect of

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

               that pre-break service, or, if he has received that value, that he has repaid to the Plan the amounts to have his pre-break service restored.

          (b) For any employee who incurs a Break in Service and has accrued less than five (5) Years of Vesting Service prior to his Break in Service and loss of seniority shall not have his pre-Break Years of Vesting Service or Years of Benefit Service reinstated if the number of consecutive 1-Year Breaks in Service equals or exceeds five (5) years. Such aggregate number of Years of Vesting Service before such break shall be deemed not to include any Years of Vesting Service not be taken into account by reason of any prior Break in Service.

Section 3. Retirement Benefits

          3.1  Normal Retirement Benefit.

               A Participant's monthly rate of Retirement Income shall be equal to the benefit multiplier in effect at his Retirement Date multiplied by his Years of Benefit Service. For Retirement Dates on or after January 1, 1989 through July 1, 1990, the benefit multiplier is $8.00 for all Years of Benefit Service; for Retirement Dates on or after July 2, 1990 through June 30, 1993, the benefit multiplier is $9.00 for all Years of Benefit Service; for Retirement Dates on or after July 1, 1993 through July 7, 1996, the benefit multiplier is $9.50 for all Years of Benefit Service; for Retirement Dates on or after July 8, 1996 through June 30, 1997, the benefit multiplier is $9.75 for all Years of Benefit Service; for Retirement Dates on or after July 1, 1997 through June 30, 1998, the benefit multiplier is $10.00 for all Years of Benefit Service; for Retirement Dates on or after July 1, 1998, the benefit multiplier is $10.25 for all Years of Benefit Service.

          3.2. Early Retirement.

               A Participant who retires on an Early Retirement Date may elect to receive his Accrued Benefit, determined as of his Early Retirement Date, commencing on his Early Retirement Date, or on the first day of any month thereafter, as selected by the Participant, reduced 1/2 of 1% for each month that commencement of Retirement Income precedes his Normal Retirement Date.

          3.3  Disability Retirement.

               A Participant who has completed at least 15 Years of Vesting Service, who becomes Disabled while an Employee shall be entitled to retire at a Disability Retirement Date, which shall be the first day of any month prior to his Normal Retirement Date and shall be entitled to receive a benefit determined in accordance with this Section 3.3.

               The benefit payable to a Participant who meets the requirements of this Section 3.3 shall commence as of the sixth month following the date that the Disability began or, if later, the month in which application for disability benefits is made, and shall be determined as follows:

               A. Until such Participant attains age sixty-five (65) or until he becomes eligible for either a disability benefit or old age benefit at age sixty-five (65) under the Federal Social Security Act from time to time in effect, a monthly benefit equal to twice the current benefit multiplier multiplied by the Participant's Years of Benefit Service.

               B. When such Participant becomes eligible for either a disability benefit or old age benefit at age sixty-five
                    (65), under the Federal Social Security Act from time to time in effect, the monthly amount of Retirement Income payable to him from this Plan shall be determined in accordance with Section 3.2, based on the Participant's Years of Benefit Service and the applicable dollar amount as of the date of the Disability.

               If prior to his Normal Retirement Date, a Participant is no longer Disabled, his disability benefit payments shall cease. The Employee shall be rehired consistent with the current seniority provisions of the collective bargaining agreement with the Union, and shall be entitled to receive his full Retirement Income upon any subsequent Retirement Date. If the Participant is not rehired, he shall be deemed to have terminated his employment, or to have retired at an Early Retirement Date, as of the first of the month following his last disability benefit payment.

               The disability benefit payable for any month shall be reduced by the amount of any Workers' Compensation benefits (except fixed statutory payment for loss of bodily member) payable to him for the month that his disability benefit is payable to him with respect to his disability by reason of injury or disease sustained during employment with the Employer; provided that any excess for any month during which a disability benefit is payable shall not reduce such disability benefit in any succeeding month. No disability benefit shall be payable with respect to any period in which the Participant is in receipt of temporary disability benefits under any group sickness and accident insurance plan to which the Employer contributes.

               The disability benefit payments shall cease if the Participant should die prior to the date benefits become payable. Upon the death of such a Participant, the Participant's Spouse, if any, shall be entitled to the pre-retirement death benefit under Article 6, determined as if the Participant terminated employment on the date he became Disabled.

     3.5  Termination of Employment Before Retirement.

               A Participant who has completed five (5) Years of Vesting Service shall have a nonforfeitable right to his Accrued Benefit.

               If such a Participant terminates employment with the Employer before his earliest Retirement Date for reasons other than death or Disability, he shall be entitled to receive, if he has completed ten (10) Years of Vesting Service, his Accrued Benefit commencing on the first day of any month coincident with or following his 60th birthday, but reduced for early commencement in accordance with Section 3.2.


Section 4. Optional Forms of Payment

     4.1  Optional Forms of Payment

          A.   A Participant may elect in accordance with the provisions of
               Section 4.03 of the Plan to receive his Retirement Income in one of the following optional forms of payment, in which event the amount to be paid will be the Actuarial Equivalent of the amount of annual Retirement Income to which he is entitled under Section 3.

               (1)  Joint and Survivor Annuity Option

                    Reduced monthly benefits, which shall commence on the Participant's Retirement Date and terminate with the last monthly payment before his death. Following the death of the Participant, if the person named as joint annuitant in his election of this option is then living, all or a portion of such reduced pension, as specified by the Participant in such election, shall be continued for the remaining lifetime of the joint annuitant. Such joint annuitant need not necessarily be a surviving Spouse. The percentage of reduced pension which may be specified by the Participant to be continued to the joint annuitant may be 100%, 66 2/3%, or 50%.

               (2)  Ten Year Certain and Life Annuity Option

                    Reduced monthly benefits, which shall commence on the Participant's Retirement Date and continue thereafter for life, with the last payment payable on the first day of the month in which his death occurs. If the death of the Participant occurs before he has received 120 monthly payments, payments will continue to the beneficiary until a total of 120 monthly payments have been made to the Participant or his beneficiary.

     4.2  Actuarial Equivalent

               For purposes of determining the Actuarially Equivalent amount of monthly payments under a joint and survivor annuity, the monthly rate of Retirement Income payable under Section 4.2 shall be multiplied by the factor shown below, unless the Spouse or Beneficiary is more than 5 years younger or older than the Participant. If the Spouse or Beneficiary is more than 5 years older than the Participant, the applicable factor shall be adjusted by adding 0.5% times the number of years in excess of 5 by which the Spouse's or Beneficiary's age exceeds the age of the Participant. If the Spouse or Beneficiary is more than 5 years or younger than the Participant, the applicable factor shall be adjusted by subtracting 0.5% times the number of years in excess of 5 by which the Spouse's or Beneficiary's age is less than the Participant's age. The number of years from the Participant's date of birth to the Spouse's or Beneficiary's date of birth shall be computed by counting partial years as whole years.

                 Percentage of          Percentage of Participant's
             Participant's Reduced       Single Life Annuity to be
           Annuity to be Payable to     Payable to Participant Under
             Spouse or Beneficiary                 Option
                     100%                           82%
                    66-2/3%                        87.2%
                      50%                           90%

               For purposes of determining the amount of payments under a life annuity with 120 months certain, the monthly rate of Retirement Income payable under Section 4.01 shall be multiplied by the factor shown below:

                   Age*                             Factor
                63 or over                          0.940
                    62                              0.945
                    61                              0.950
                    60                              0.955
                    59                              0.960
                    58                              0.965

                57 or under                         0.970

               *Age of Participant at benefit commencement date, counting only completed years.

               For all other forms of actuarially equivalent benefits under the Plan, Actuarial Equivalent shall be determined using a factor which is the sum of 50% of the factor calculated as if the Participant were male, and 50% of the factor calculated as if the Participant were female, using the mortality and interest rates below:

                 1. Mortality Table - The 1951 Group Annuity Mortality Table, projected to 1967 with Scale C for males, and such table set back 5 years in age for females.

                 2.     Interest - 6% per year, compounded annually.




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

                                                                    APPENDIX D

                                  APPENDIX FOR
                            FORMER SCOTFOAM EMPLOYEES



Appendix for hourly employees at the Eddystone, Pennsylvania, Fort Wayne, Indiana and San Bernandino, California locations who participated in the Foamex Hourly Retirement Plan for Former Scotfoam Employees or who participate in the Plan following the Effective Date. The following provisions override any of the provisions of the Plan which conflict with them.

Section 1.       Definitions

                 1.1 "Actuarial Equivalent" means equality in the value of aggregate amounts expected to be received under different forms of payment computed on the basis of 7% interest and the UP-1984 Mortality Table.

                 1.2 "Break In Service" means a period of one or more consecutive Plan Years in each of which the Participant is credited with 500 or fewer Hours of Service. Further, solely for the purpose of determining whether a Participant has incurred a one-year Break In Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

                          "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

                          A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the Plan Year in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a one-year Break In Service, or, in any other case, in the immediately following Plan Year. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited for such absence, or, in any case in which the Committee is unable to determine such hours normally credited, eight (8)

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

                          Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

                          If a Break In Service occurs, and later if the Participant earns one or more Years of Vesting Service, his Years of Vesting Service prior to such Break in Service shall be included in any subsequent determination of benefits hereunder, but only if:

                    A. The Participant had a nonforfeitable right to his Accrued Benefit under Section 3.06 of the Plan at the commencement of such Break, or

                    B. The number of one-year Breaks In Service do not equal or exceed five consecutive one-year Breaks In Service.

          1.3 "Combined Employment" of an Employee means the length of continuous period that includes his Foamex Employment and his employment immediately prior thereto with any other Affiliated Company. With respect to any Employee as of October 31, 1983, who was a participant under the Scott Plan on October 30, 1983, or any employee employed by Scott Paper Company on October 30, 1983, and who became an Employee on October 31, 1983, but who was not a participant under the Scott Plan on October 30, 1983. Combined Employment shall also include the employment with an employer pursuant to the provisions of the Scott Plan.

          1.4 "Benefit Employment" means that portion of a Participant's Foamex Employment that is taken into account in calculating the Retirement Income to which he is entitled under the Plan, which shall be determined as follows:

                    A. The Benefit Employment of a Participant who is a Full-Time Employee shall be determined by his period of Foamex Employment and subtracting therefrom the duration of (i) any Break In Service and (ii) any other period of absence from active employment occurring during such Scotfoam Employment which exceeds 12 months, unless it was deemed at the time of its occurrence or upon such Participant's later admission to participation to be included in Benefit Employment under Committee rules of uniform application to all Employees.

                    B. The Benefit Employment of a Participant who is a Part-Time Employee shall be determined as follows for service during any Plan Year:

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

                    (i) if he accumulates at least 1,740 Hours Worked, he shall accrue 12 months of Benefit Employment

                    (ii) if he accumulates at least 870 but less than 1,740
                         Hours Worked, he shall accrued that number of months of Benefit Employment that is equivalent to the product obtained by multiplying 12 by a fraction of which the numerator is such Participant's Hours Worked during such year and the denominator is 1,740.

                   (iii) if he accumulates less than 870 Hours Worked, he shall accrue no Benefit Employment.

                    With respect to any Employee as of October 31, 1983, who was a Participant under the Scott Plan on October 30, 1983, or any employee employed by Scott Paper Company on October 30, 1983, and who became an Employee on October 31, 1983, but who was not a participant under the Scott Plan on October 30, 1983, the above determination of Benefit Employment of a Participant who is a Part-Time Employee shall be made considering service under the Scott Plan from January 1, 1983 through October 30, 1983, as service for the Employer or Affiliated Company, and this amount shall be added to the period of service with the Employer or Affiliated Company from the October 31, 1983, effective date of the Plan through December 31, 1983, to determine total service for the 1983 Plan Year; provided, however, that inasmuch as certain service under the Scott Plan is recognized elsewhere hereunder for purposes of determining benefits under this Plan, there shall be no double-crediting of Benefit Employment or other service for a Participant as a result of this provision.

               C. With respect to the Plan Year in which any such Participant became an Employee, transfers from the status of a Part-Time to a Full-Time Employee, retires, or his employment terminates for any other reason, the number of months Benefit Employment that he shall accrued and the number of Hours Worked required for such accrual, as set forth in Subparagraphs (b)(i), (ii), and (iii) above, shall each be adjusted to that number that is obtained by multiplying it by a fraction of which the numerator is the number of months of his actual employment during such year and the denominator is 12.

               D. Notwithstanding the foregoing provisions of this Section 1.4, a Participant's Benefit Employment shall not include any period of his Foamex Employment with respect to which a retirement benefit is payable under any other Affiliated Company retirement plan.

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

          1.5 "Early Retirement Date" means in the case of each Participant for the first day of the month on or following the date he attains his 55th birthday and completes 15 Years of Benefit Service but before his Normal Retirement Date.

          1.6 "Employee" means a person employed by an Employer on an hourly basis at the Fort Wayne, Indiana and San Bernadino, California locations, and persons employed by an Employer on an hourly basis and represented by the United Paperworkers International Union, Local 714 at Eddystone, Pennsylvania.

          1.7 "Employment Commencement Date" means that date on which a person first performs an Hour of Service for the Employer or its predecessor, Scotfoam Corporation.

          1.8 "Hours Worked" means Hours of Service described in Sections 1.16(A) and (B) of the Plan to the extent that the award or agreement is intended to compensate an Employee for periods during which he would have been engaged in the performance of duties for the Employer or Affiliated Company.

          1.9 "One-Year Break In Service" means any Plan Year during which a Part-Time Employee does not accumulate more than 435 Hours Worked; provided, however, for the 1983 Plan Year, the rule stated in the last sentence of Section 1.4(B) shall apply to determine service for and the period to apply as the Plan Year.

          1.10 "Period of Severance" means the period between the Employee's Severance from Service Date and his next Employment Commencement Date.

          1.11 "Restored Employment" of an Employee means the length of any prior period of employment with the Employer at the end of which his status as an Employee (as defined in this Plan or any other Affiliated Company retirement plan) was terminated, and which is restored to such Employee's Foamex Employment, for the purposes of the Plan, upon the completion by such Employee of:

               (i) one additional year as an Employee (but such period, together with the Period of Severance that follows it, shall be so restored upon his next Employment Commencement date if such date occurs within 12 months of his Severance from Service Date for such period), if he is a Full-Time Employee, or

               (ii) the first subsequent Plan Year during which accumulates 870
                    Hours Worked, if he is a Part-Time Employee; provided, however for the 1983 Plan Year, the rule stated in the last sentence of Section 1.4(B) shall apply to determine service for and the period to apply as the Plan Year.

          1.12 "Foamex Employment" of an Employee means the length of the continuous period which begins on his most recent Employment Commencement Date and ends on his next ensuring Severance from Service Date, plus the length of any period of Restored Employment, less for a Part-Time Employee, each One-Year Break In Service. With respect to any Employee as of October 31, 1983, who was a participant under the Scott Plan on October 30, 1983, or any employee employed by Scott Paper Company on October 30, 1983, and who became an Employee on October 31, 1983, but who was not a participant under the Scott Plan on October 30, 1983, "Foamex Employment" shall also include the employment with an employer pursuant to the provisions of the Scott Plan.

          1.13 "Scott Plan" means the Scott Paper Company Retirement Plan for Hourly Employees (Non-Contributory), as of September 1, 1983.

          1.14 "Severance from Service Date" means that date which is the earlier of (i) the date on which a person's employment with the Employer and each Affiliated Company terminates because he quits, retires, is discharged or dies, or (ii) the first anniversary of the first day of a period in which, for any other reason, an Employee remains absent from service or active employment with the Employer and each Affiliated Company.

          1.15 "Year of Benefit Service" means, with an Employee, a twelve month period of Benefit Employment.

          1.16 "Year of Vesting Service" means a Plan Year in which the Employee earns at least 1,000 Hours of Service but excluding Years of Vesting Service prior to a Break In Service as provided in
               Section 1.2.

Section 2. Participation

          2.1  Eligibility Requirements.

               Except as provided in Section 2.2, every Employee shall become a Participant on the first day of the month next following:

               (a) if he is a Full-Time Employee, the first day on which his Foamex Employment and his employment with the Employer and any Affiliated Company equals one year; or

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

               (b)  if he is a Part-Time Employee, the end of:

                    (i) the 12-month period beginning on his Employment Commencement Date, or

                    (ii) the Plan Year which includes an anniversary of his
                         Employment Commencement Date,

               during which he first accumulates 870 Hours Worked; or

               (c) the first day on which the eligibility requirement of paragraph (a) or (b) above, whichever is applicable, would be satisfied if prior periods which have been restored to his Foamex Employment pursuant to Section 1.11 are deemed to have occurred immediately prior to his most recent Employment Commencement Date to form a single uninterrupted period of Foamex Employment.

     2.2 Employment With More Than One Employer and Coverage Under Other Affiliated Company Retirement Plans:

          If a Participant is or has been employed by any two or more Employers or Affiliated Companies, his Foamex Employment, Combined Employment and Benefit Employment shall be computed under the applicable provisions of the Plan by applying the appropriate definitions as if all the Employers and Affiliated Companies were a single entity, and if a Participant is or has been employed by two or more Employers, his Benefit Employment and Retirement Income shall be computed under the applicable provisions of the Plan by applying the appropriate definitions and benefit formulas as if all the Employers were a single Employer; provided, however, that there shall be a proper allocation (taking into account the period of time Foamex Employment and Benefit Employment applicable to each Employer) of the costs and resulting benefits among the Employers by which such Participant is or was employed. A Participant's Foamex Employment, Combined Employment and Benefit Employment shall not be increased on account of concurrent service with more than one Employer or Affiliated Company.


Section 3. Disability Retirement Date

          A Participant who becomes Disabled while an Employee shall be entitled to retire at a Disability Retirement Date (which shall be the first day of any month prior to his Normal Retirement Date provided he has completed ten (10) years or more of Foamex Employment or Combined Employment and his Disability shall have continued for at least six consecutive months) and shall be entitled to Disability Retirement Income as determined in accordance with
          Section 4.3; provided, however, such other number of years of Foamex Employment or Combined Employment may be established from time to time by agreement between the Employer and such Participant's collective bargaining representative, if such Participant is included in a collective bargaining unit, or by the Company, if such Participant is not included in any such unit, as a requirement for a Disability Retirement Income in accordance with Section 4.3 and, if so established, shall be set forth in a Schedule attached to and made a part of this Plan.

Section 4. Retirement Benefit

          4.1 Normal Retirement Benefit

               (a) Except as otherwise specifically provided herein, and subject to the adjustments provided for in Paragraphs (b) and (c) of this Section 4.1, the amount of Retirement Income for a Participant retiring at his Normal Retirement Date shall be equal to the product of such amount as may be in effect at the time such Participant attains age 65 pursuant to agreement between the Employer and such Participant's collective bargaining representative, if he is included in a collective bargaining unit, or action by the Company, if he is not included in any such unit, multiplied by the number of the Participant's Years of Benefit Service, including fractional years. The amount or date so established shall be set forth in a Schedule of Benefits Multipliers contained in
                    Section 4.4 of this Appendix.

                    The monthly benefit shall be equal to one-twelfth of the annual benefit as calculated above.

                    Notwithstanding the preceding paragraph, any Employee as of October 31, 1983, who was a participant under the Scott Plan on October 30, 1983, or any employee employed by Scott Paper Company on October 30, 1983, and who became an Employee on October 31, 1983, but who was not a participant under the Scott Plan on October 30, 1983, shall have all employment which was credited for benefit accrual and computation purposes under the Scott Plan identically credited for purposes of determining the amount of his normal Retirement Income hereunder and, furthermore, each such Employee who was a participant in the Scott plan on October 30, 1983, shall be entitled to a normal Retirement Income in an amount which is not less than the normal Retirement Income determined under the provisions of the Scott Plan, assuming his employment with an adopting employer thereunder had continued until the

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

                    Participant's retirement under the provisions of Section
                    3.02 of the Plan and this Section 4.1.

               (b) If the Participant's Benefit Employment includes any period of Restored Employment, the normal Retirement Income payable to him under this Section 4.1 shall (i) be computed, for any such period during which he was an employee as defined in any other retirement plan of an Affiliated Company, in accordance with and subject to the provisions of such other plan, and (ii) in no event be less than that to which he would be entitled if his Years of Benefit Service did not include any such period.

               (c) If the normal Retirement Income payable to a Participant under this Section 4.1 is less than the maximum early Retirement Income which such Participant would at any time have been entitled to receive under Section 4.2 had he taken early retirement pursuant to Section 4.2 on the appropriate date, his normal Retirement Income shall be an amount equal to such maximum early Retirement Income.

4.2 Early Retirement

                    Except as otherwise specifically provided herein, the Early Retirement Income payable upon retirement of a Participant in accordance with Section 3.03 of the Plan shall consist of either:

               (a) a deferred Retirement Income commencing in the month of such Participant's attainment of age 65, or such other age as may be agreed to between the Employer and such Participant's collective bargaining representative, if he is included in a collective bargaining unit, or by action of the Company, if he is not included in any such unit, and computed as a normal Retirement Income in accordance with Section 4.1 hereof on the basis of the amount in effect at, and such Participant's Years of Benefit Service, including fractional years, the time of his early retirement; or

               (b) if such Participant shall so elect by filing written notice with the Committee within the period 90 days immediately preceding his retirement, either

                    (i) a Retirement Income commencing in the month of his retirement, or commencing in any subsequent month specified in such notice which falls between the Participant's Early Retirement Date and the date on which he attains age 65, or such other age as may be agreed to between the Employer and such Participant's collective bargaining representative, if he is included in a collective bargaining unit, or by action of the Company, if he is not included in any such unit, which allowance shall be the Actuarial Equivalent of the deferred Retirement Income (without actuarial reduction) in accordance with
                         Section 4.1 hereof on the basis of the amount in effect at, and his Benefit Employment to, the time of his retirement; provided, further, that such Participant may, by written notice filed with the Committee prior to the month specified for the commencement of the payment of any such income to him, revoke any prior election hereunder and elect to postpone further the commencement of the payment of any such allowance to any subsequent month not later than the month immediately following his attainment of age 65, or such other age as may be agreed to between the Employer and such Participant's collective bargaining representative, if he is included in a collective bargaining unit, or by action of the Company, if he is not included in any such unit, in which event such allowance shall be recalculated to reflect such postponement; or

                    (ii) subject to the approval of the Committee, a Retirement
                         Income commencing at a time and computed in a manner determined in accordance with either paragraph (a) or item (i) of this paragraph (b), whichever is applicable, and arranged so that, with his payment for life under any Government-sponsored pension plan, he will receive, so far as possible, the same total amount each year before and after he first becomes eligible to receive an early retirement benefit under such Government-sponsored pension plan

                    Notwithstanding any other provision of this Section 4.2, any Employee as of October 31, 1983, who was a participant under the Scott Plan on October 30, 1983, and who became an Employee on October 31, 1983, but who was not a participant under the Scott Plan on October 30, 1983, shall have all employment which was credited for benefit accrual and computation purposes under the Scott Plan identically credited for purposes of determining the amount of his Early Retirement Income hereunder and, furthermore, each such Employee who was a participant in the Scott Plan on October 30, 1983, shall be entitled to an early Retirement Income in an amount which is not less than the early Retirement Income determined under the provisions of the Scott Plan, assuming his employment with an adopting employer thereunder had continued until the Participant's retirement under Section
                    3.03 of the Plan and this Section 4.2.

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

                    Any Participant who chooses an early Retirement Income under this Section 4.2 will have the normal Retirement Income reduced by 5/12% for each month by which the Early Retirement Date precedes the first of the month coincident with or following the Participant's 62nd birthday.

4.3 Disability Retirement Income

               (a) Except as otherwise specifically provided herein, the Disability Retirement Income payable upon the retirement of a Participant in accordance with the provisions of Section
                    4.3 shall consist of a Retirement Income which shall commence in the month of such Participant's Disability Retirement Date and shall be calculated using the normal retirement benefit, actuarially reduced from age 62 to the date of benefit commencement.

                    Notwithstanding any other provisions of this Section 4.3, any Employee as of October 31, 1983, who was a participant under the Scott Plan on October 30, 1983, or any employee employed by Scott Paper Company on October 30, 1983, and who became an Employee on October 31, 1983, but who was not a participant under the Scott Plan on October 30, 1983, shall have all employment which was credited for benefit accrual and computation purposes under the Scott Plan identically credited for purposes of determining the amount of his Disability Retirement Income hereunder and, furthermore, each such Employee who was a participant in the Scott Plan on October 30, 1983, shall be entitled to a Disability Retirement Income in an amount not less than the disability retirement allowance determined under the provisions of the Scott Plan, assuming his employment with an adopting employer thereunder had continued until the Participant's retirement under the provisions of this Section 4.3.

               (b) Notwithstanding the acceptance by the Committee of proof of a Participant's being Disabled and its approval of his disability retirement, such Participant, upon request of the Committee made from time to time after the Participant has been retired for at least one full year, but not more frequently than once in any period of six consecutive months and not after having reached his Normal Retirement Date, shall furnish due and reasonable proof that he actually continues into be Disabled. Should the Participant fail to furnish such proof or should he regain his capability of engaging in any occupation or performing any work for any kind of compensation of financial value, his disability retirement may be

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

                    terminated and the payment to him of a Disability Retirement Income may be discontinued by the Committee.

               (c) Upon discontinuance of a Participant's Disability Retirement Income in accordance with the provisions of Paragraph (b) above:

                    (i) if the Participant on his Disability Retirement Date had fulfilled the age and employment requirements for Early Retirement in accordance with the provisions of
                         Section 4.2, he shall be retired on an Early Retirement Income on the date of discontinuance of his Disability Retirement Income, such Early Retirement Income to be calculated on the basis of the amount in effect at, and his Benefit Employment to, the date of his disability retirement as provided in Section 3.2, and reduced by an amount which is the Actuarial Equivalent of the payments he received as his Disability Retirement Income; or

                    (ii) if the Participant on his Disability Retirement Date
                         had not fulfilled the age and employment requirements for Early Retirement, but had fulfilled the eligibility requirements for payment of a nonforfeitable Accrued Benefit under Section 3.05 of the Plan, he shall on the date of discontinuance of his Disability Retirement Income become eligible for such a payment of his Nonforfeitable Accrued Benefit, calculated on the basis of the amount in effect at, and his Benefit Employment to, his Disability Retirement Date and reduced by an amount which is the Actuarial Equivalent of the payments he received as his Disability Retirement Income.

4.4. Schedule of Benefit Multipliers

        Location                            Benefit Multiplier

        Eddystone         $24 per month

        Fort Wayne        $16 per month for service prior to January 1, 1981;
                          $17 per month for service after December 31, 1980 and prior to July 2, 1996;
                          $19 per month for service after July 1, 1996

        San Bernardino    $12 per month


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Section 5. Optional Forms of Payment

          5.1  Optional Forms of Retirement Income

               Subject to the requirements of Article IV of the Plan, a Participant may elect one of the following optional forms of benefit:

               Option 1 A reduced Retirement Income payable during the retired Participant's life, and a survivor's Retirement Income in the same amount payable, after his death, during the life of, and to, the person nominated by him by written designation duly acknowledged and filed with the Committee at the time of his retirement, if such person survives him; or

               Option 2 A reduced Retirement Income payable during the retired Participant's life, and a survivor's Retirement Income, in one-half the amount of such reduced Retirement Income payable, after his death, during the life of, and to, the person nominated by him by written designation duly acknowledged and filed with the Committee at the time of his retirement, if such person survives him; or

               Option 3 A reduced Retirement Income payable during the retired Participant's life; provided, however, that if the Participant dies before receiving 60, 120 or 180 monthly payments (as designated by the Participant) of such reduced benefit, the balance of such monthly payments shall be made to the Participant's Beneficiary. Notwithstanding the foregoing, a Participant may elect a reduced Retirement Income payable during the retired Participant's life, and any other allowance payable after his death; provided, however, that, if the option elected is a period certain and continuous option, the survivor's Retirement Income shall not exceed the Actuarial Equivalent of the allowance payable under a 20-year period certain and continuous option; and provided, further, that, if the option elected is a joint and survivor option, the survivor's Retirement Income shall not exceed that which would be payable under Option 1, had it been elected.

Section 6 Death Benefits

          6.1 Retirement Income for Participants Under Scott Plan and Certain Other Employees:

               Notwithstanding any other provision of the Plan, any Employee as of October 31, 1983, who was a participant under the Scott Plan on October 30, 1983, or any employee employed by Scott Paper Company on October 30, 1983, and who became an Employee on October 31, 1983, shall have

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

               all employment which was credited for benefit accrual and computation purposes under the Scott Plan identically credited for purposes of determining the surviving spouse's Retirement benefit hereunder and, furthermore, such surviving spouse of each Employee who was a participant in the Scott Plan on October 30, 1983, shall be entitled to a Retirement Income in an amount not less than the surviving spouse's retirement benefit determined under the provisions of Section 5.9 of the Scott Plan, assuming the Participant of the surviving spouse had continued his employment with an adopting employer under the Scott Plan until the Participant's death under the provisions of this Section 6.1.


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                                                                     APPENDIX E

                               APPENDIX FOR HOURLY
                                 CURON EMPLOYEES



Appendix for employees at the Auburn, Indiana, Conover, North Carolina (Division #28), Orlando, Florida locations and employees at the Cornelius, North Carolina location who are covered by a collective bargaining agreement between Amalgamated Clothing and Textile Workers Union, Local 2500 and the Employer and who participated in the Knoll International Holdings, Inc. Pension Plan for Hourly Employees or who participate in the Plan following the Effective Date. The following provisions override any provisions of the Plan which conflict with them.


Section 1. Definitions

          1.1 "Actuarial Equivalent" means a benefit of a value equal to that of the benefit to which it is being compared when computed in accordance with the bases set forth below.

               (a)  In the case of alternative forms of payment described in
                    Section 4.02 of the Plan and Section 4.1 of this Appendix, Actuarial Equivalent amounts shall be determined directly or by interpolation from tables prepared on the basis of the following formulas:

                    (1) Section 4.1, Option 1, conversion from life annuity to 10-year certain and life annuity: 93% plus 4/10% for each year that commencement of benefits precedes age 65 or minus 6/10% for each year that commencement of benefits follows age 65.

                    (2) Section 4.1, Option 2, and Section 4.02 of the Plan, conversion from life annuity to joint and survivor annuity:

                         (A)      100% survivor benefit:  83%
                         (B)      75% survivor benefit:  87%
                         (C)      66-2/3% survivor benefit:  88%
                         (D)      50% survivor benefit:  90%

                         plus 4/10% for each year that Spouse's age is greater than Employee's age and each year that commencement of benefits precedes age 65 and minus 4/10% for each year that Spouse's

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
                         age is less than Employee's age and 6/10% for each year that commencement of benefits follows age 65; provided, however, that the maximum percentage shall not exceed 99%.

          1.2 "Break in Service" means a period beginning on an Employee's Date of Separation and ending on any subsequent Date of Employment which equals or exceeds the applicable number of consecutive months set forth below:

               (a) in the case of an Employee having credit for any Service under the Plan as of June 29, 1985, or any date thereafter, 60 consecutive months;

               (b) in the case of an Employee whose period of absence from work commences by reason of pregnancy, birth or adoption of a child, or caring for a child immediately following birth or adoption, 72 consecutive months;

               (c)  in other cases, 12 consecutive months.

          1.3 "Curon Group" means the Auburn, Indiana, Cornelius, North Carolina, Conover, North Carolina (Division #28), and Orlando, Florida facilities.

          1.4 "Date of Employment" means any date on which an Employee enters upon a status entitling him to be compensated directly or indirectly by the Employer for the performance of duties or otherwise.

          1.5  "Date of Separation" means the earlier of:

               (a) any date on which an Employee's employment with the Employer terminates by reason of a quit, discharge, retirement or death, or

               (b) the first anniversary of the first date of a period in which the Employee remains absent from active employment with the Employer, for some reason other than a quit, discharge, retirement, death or approved leave of absence.

          1.6  "Disability Retirement Date" means the date set forth in Section
               3.4 hereof on which a Participant is entitled to begin receiving Disability Retirement Income.

          1.7 "Early Retirement Date" of a Participant means the actual date upon which such Employee leaves the service of the Employer before Normal Retirement Date and on or after his 55th birthday and completion of ten Years of Vesting Service.

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

          1.8 "Employee" means any person (other than a nonresident alien or a Leased Employee) who is employed by the Employer in the Curon Group.

          1.9  "Hourly Employee" means an Employee who is not a Salaried
               Employee.

          1.10 "Participant" means an Hourly Employee who has met the participation requirements of Section 2.1.

          1.11 "Period of Employment" means any period beginning on a Date of Employment and ending on a Date of Separation.

          1.12 "Reeves" means Reeves Brothers, Inc.

          1.13 "Salaried Employee" means an Employee who receives each pay period a predetermined amount constituting all or a basic part of his compensation, which amount is not subject to reduction because of variation in the number of hours worked or in the quality or quantity of worked performed.

          1.14 "Service" prior to January 4, 1989 with respect to Transferred Employees and Former Reeves Employees shall be determined in accordance with the terms of the Reeves Brothers, Inc. Pension Plan for Hourly Employees, as amended and restated effective July 1, 1987. Service on or after January 4, 1989 shall mean the aggregate of an Employee's Periods of Employment, provided that

               (a) Periods of Employment prior to a Break in Service shall not be counted unless:

                    (1) the Employee had completed 5 or more years of Service before such Break in Service, or

                    (2) the length of the Break in Service is less than 60 consecutive months and the Employee returns to employment with the Employer or an Affiliated Company.

               (b) Employment with a company other than the Employer shall be counted if it meets the requirements of each of the other subsections of this Section and is described in any of the following subdivisions of this subsection:

                    (1)  employment with any Affiliated Company;

                    (2) any other employment with a predecessor business of the Employer, a business merged, consolidated or liquidated

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

                         into the Employer or its predecessor, or a business substantially all of the assets of which were acquired by the Employer or its predecessor, but only if and to the extent the Committee by resolution specifically determines consistent with regulations adopted pursuant to the Code.

               (c) If an Employee is re-employed within the 12 consecutive month period following any Date of Separation, Service shall be credited under this Section as if there had been no interruption of employment, and credit shall be given for the period of absence from employment between his Date of Separation and his date of reemployment.

               (d) Service shall include periods of approved leaves of absence granted in accordance with a nondiscriminatory leave policy and, to the extent required by federal law, periods of active service in the Armed Forces of the United States giving rise to reemployment rights provided the Employee complied with the requirements of such federal law and was in fact re-employed by the Employer or a former Employer.

               (e) For purposes of the Plan and with respect to Transferred Employees and Former Reeves Employees, Service and Years of Benefit Service earned under the Reeves Plan are counted under this Plan. Service earned with the Reeves Affiliated Group as an hourly employee who is not a Transferred Employee or Former Reeves Employee will be credited under the Plan to such individual in accordance with the rules of the Plan.

          1.15 "Spouse" means "Spouse" as defined in Section 1.27 of the Plan, except with respect to Participants who receive Retirement Income under Article 4 of the Plan or with respect to whom death benefits are paid under Article 6 of the Plan on or prior to December 31, 1997, "Spouse" means the individual to whom a Participant is legally married on his annuity starting date or date of death.

          1.16 "Transferred Employees" means hourly employees of the Curon Group who were employed by Reeves Brothers, Inc. ("Reeves") on January 3, 1989. "Former Reeves Employees" means former hourly employees of the Curon Group who were not employed by Reeves on January 3,1989, but who had retired under the Reeves Brothers, Inc. Pension Plan for Hourly Employees, as amended and restated effective July 1, 1987 (the "Reeves Plan"), or were entitled to deferred vested or disability benefits under the Reeves Plan or who retained any Service under the Reeves Plan.

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

          1.17 "Year of Benefit Service" means an Employee's total Service with the Employer, including Service with Reeves in accordance with the Reeves Plan, except the following Service is not considered:
               (1) Service in excess of 35 years; (2) Service as a Salaried Employee; and (3) Service credited under Section 1.14(b)(1) and
               (2) or 1.14(c) or (d). Years of Benefit Service are calculated by dividing a Participant's total days of Service credited under the preceding sentence by 365.

          1.18 "Year of Vesting Service" means a year of Service. Years of Vesting Service are calculated by dividing a Participant's total days of Service by 365.


Section 2. Participation in the Plan

          2.1 Any Employee in the Curon Group shall become a Participant in the Plan on the first day on which he is actually employed as an Hourly Employee on or after the first anniversary of his initial Date of Employment, provided that:

               (a) if an Employee is covered by a collective bargaining agreement which does not specifically provide for participation in this Plan such Employee shall not be eligible to participate at any time;

               (b) if an Employee has a Break in Service of a length whereby credit for prior Service is not retained under the rules of
                    Section 1.14, for purposes of this Section his first Date of Employment after the Break in Service shall be deemed to be his initial Date of Employment.


Section 3. Retirement Benefits

          3.1  Normal Retirement Benefit.

               Unless an optional form of payment is applicable as described in
               Section 4, the amount of monthly Retirement Income payable to a Participant who retires on or after his Normal Retirement Date shall be the sum of (a), (b), and (c) below, and increased by subsections (f) and (g) only for Auburn Employees, and increased by subsections (e), (h), (i), (j) and (k) only for Cornelius Employees and increased by subsection (d) only for all other Employees. Such sum shall be rounded to the next whole dollar.

               (a) $3.00 multiplied by the Participant's Years of Benefit Service, including fractional years, prior to January 1, 1977;

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

               (b) $4.00 multiplied by the Participant's Years of Benefit Service, including fractional years, after December 31, 1976 and prior to July 1, 1981;

               (c) $6.00 multiplied by the Participant's Years of Benefit Service, including fractional years, after June 30, 1981 and before July 1, 1987;

               (d) $10.00 multiplied by the Participant's Years of Benefit Service, including fractional years, after June 30, 1987;

               (e) $10.00 multiplied by the Participant's Years of Benefit Service, including fractional years, after June 30, 1987 and before September 6, 1993;

               (f) $10.00 multiplied by the Participant's Years of Benefit Service, including fractional years, after June 30, 1987 and before August 1, 1996;

               (g) $12.00 multiplied by the Participant's Years of Benefit Service, including fractional years, after July 31, 1996;

               (h) $11.00 multiplied by the Participant's Years of Benefit Service, including fractional years, after September 5, 1993 and before September 5, 1994;

               (i) $12.00 multiplied by the Participant's Years of Benefit Service, including fractional years, after September 4, 1994 and before September 2, 1997;

               (j) $13.00 multiplied by the Participant's Years of Benefit Service, including fractional years, after September 1, 1997 and before September 1, 1998;

               (k) $13.50 multiplied by the Participant's Years of Benefit Service, including fractional years, after August 31, 1998.

          3.3  Early Retirement.

               A Participant who retires on or after his Early Retirement Date may elect to receive his Accrued Benefit, commencing on his Early Retirement Date, or on the first day of any month thereafter, as selected by the Participant, based on his Years of Benefit Service up to his termination date, but reduced by .5% for each month that commencement of the pension precedes his Normal Retirement Date.

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

          3.4  Disability Retirement Income.

               A Participant who is retired by reason of being Disabled after completing five or more Years of Vesting Service shall be entitled to receive Disability Retirement Income. The Disability Retirement Income of a Participant becoming eligible therefor shall be his Accrued Benefit as of the date of termination of employment. A Disability Retirement Income shall commence on the first day of the month coincident with or next following the Committee's determination of eligibility therefor.

          3.5  Termination of Employment Before Retirement.

               A Participant with five Years of Vesting Service shall be entitled to receive his Accrued Benefit, as of the date of his Termination of Employment, commencing on the first day of any month following the Participant's 55th birthday, reduced by .5% for each month that commencement of his Retirement Income precedes his Normal Retirement Date.


Section 4. Optional Forms of Payment

          4.1  Elective Options.

               A Participant entitled to receive Retirement Income under Section 3.02, 3.03, 3.04, or Article 5 of the Plan (but not, except as otherwise provided in this Appendix, a Participant entitled to receive a benefit under Section 3.06) shall have the right to elect, in accordance with procedures prescribed by the Committee, to convert such pension into a benefit which is the Actuarial Equivalent of the benefit described in Section 3.1, in accordance with any of the following options:

               Option 1. The 10 Year Certain Option. A reduced pension payable monthly for life with monthly payments guaranteed for a period of 120 months in order that if the Participant dies prior to receipt of the guaranteed number of monthly payment checks, the Beneficiary designated by the Participant will continue to receive monthly pension checks until the total guaranteed number have been paid either to the Participant or to his Beneficiary.

               Option 2. The Joint and Survivor Option. A reduced pension payable monthly for the life of the Participant with the provision that after his death

               (a)  such reduced pension,

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

               (b)  three-fourths (75%) of such reduced pension,

               (c)  two-thirds (66-2/3%) of such reduced pension, or

               (d)  one-half (50%) of such reduced pension.

               thereof shall continue during the life of, and shall be paid to his surviving Spouse.


Section 5. Death Benefits

               A death benefit shall be payable to the surviving Spouse (or if there is no Spouse, such other Beneficiary designated by the Participant) of a Participant who dies before commencement of pension benefits if the following conditions are met:

               (a) in the case of an unmarried Participant, death occurs after retirement under Section 3.02 or 3.03 of the Plan, but before commencement of a pension or while an active Participant after attainment of age 55 and completion of 5 or more Years of Vesting Service or after Normal Retirement Date. The Beneficiary shall receive the benefit which would have been paid had the Participant retired (or, if applicable, elected commencement of pension payments) on the date of his death having elected the form described in
                    Section 4.1 of this Appendix, Option 1 and his Retirement Income had thereupon commenced.

               (b) in the case of a married Participant, death occurs after completion of 5 or more Years of Vesting Service or after Normal Retirement Date. The Spouse shall receive the benefit described in Article 6 of the Plan, unless he or she elects to receive the benefit described in paragraph (a), above.

                    In the event that the Beneficiary or Beneficiaries so designated predecease the Participant, or in the event that no Beneficiary is properly designated for any reason, the amounts due under the Plan shall be paid to those persons in those proportions as is determined under a valid will of the Participant, or in default of a valid will, to those persons in those proportions as are entitled to the Participant's intestate estate under the laws of intestate succession of the jurisdiction in which the Participant was residing at the time of his death.


Section 6. Other Provisions Affecting Benefits

          6.1 Change of Classification. An Employee who changes his classification shall be treated as follows:

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

               (a) An Hourly Employee who becomes such by reason of change of classification from that of Salaried Employee shall be entitled to participate in this Plan and to determine eligibility for benefits under Section 2 on the basis of his combined Years of Vesting Service in both salaried and hourly status, provided that Years of Benefit Service as a Salaried Employee shall not be counted in computing the amount of his Retirement Income under Section 3 hereof. Upon retirement or other termination of employment he shall, if all other requirements are met, receive a combination benefit under this Plan and the Foamex L.P. Salaried Retirement Plan.

               (b) An Hourly Employee who ceases to be such by reason of change of classification to that of Salaried Employee shall be entitled to no benefits under this Plan but shall receive full credit for Years of Benefit Service as an Hourly Employee in determining benefits under the Foamex L.P. Salaried Retirement Plan.

               (c) The Plan will take into account changes in classification that occurred prior to the Company's acquisition of the Curon Group.


Section 7. Reeves Acquisition


          7.1 As part of its acquisition of the assets of the Curon Group from Reeves, the Company adopted the Predecessor Plan for the purpose of providing retirement benefits for the hourly employees of its Curon Group, including hourly Curon Group employees who were employed by Reeves on January 3, 1989, the day prior to the date of the acquisition of the assets of the Curon Group (the "Transferred Employees"). In addition, the Company assumed responsibility for former hourly Curon Group employees who were not employed by Reeves on January 3, 1989, the day prior to the acquisition of the assets of the Curon Group but who had retired under the Reeves Brothers, Inc. Pension Plan for Hourly Employees, as amended and restated effective July 1, 1987 (the "Reeves Plan") or were entitled to deferred vested or disability benefits under the Reeves Plan, or who retained any Service under the Reeves Plan as of the January 4, 1989 (the "Former Reeves Employees").

          7.2 This Plan has assumed the liabilities for any benefits due to Former Reeves Employees and will pay pensions earned by Former Reeves Employees that had accrued and vested under the Reeves Plan and were still due as of January 4, 1989, including pensions due to retirees, deferred vesteds and disabled participants, whether or not in pay status as of January 4, 1989, even though such individuals have never been employed by the Company or any Affiliated Company.

                                                                    APPENDIX F

                               APPENDIX FOR FORMER
                         FOAMEX PRODUCTS, INC. EMPLOYEES


Appendix for employees at the Corry, Pennsylvania, Elkhart, Indiana, Williamsport, Pennsylvania and Milan, Tennessee locations who participated in the Foamex Products, Inc. Hourly Employees Retirement Plan or who participate in the Plan following the Effective Date. The following provisions override any provision of the Plan which conflict with them.


Section 1. Definitions

          1.1 "Actuarial Equivalent" means a form of benefit differing in time, period or manner of payment from a specific benefit provided under the Plan, but having the same value, using the 1971 Group Annuity Table for Males with a 5-year setback and an interest rate of 10%.

          1.2 "Break in Service" shall mean a period of one or more consecutive Plan Years in each of which the Participant earns not more than 500 Hours of Service. An Employee shall not incur a one-year Break in Service for the Plan Year in which he becomes a Participant, dies, retires or becomes Disabled. Further, solely for the purpose of determining whether a Participant has incurred a one-year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

               "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

               A "maternity or paternity leave of absence" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth of placement. For this purpose, Hours of Service shall be credited for the Plan Year in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a one-year Break in Service, or, in any other case, in the immediately following Plan Year.

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               The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited for such absence, or, in any case in which the Committee is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

          1.3  "Disability Retirement Date" means the date set forth in Section
               5.2 hereof on which a Participant is entitled to begin receiving Disability Retirement Income.

          1.4 "Early Retirement Date" means the first day of any month coincident with or following:

               (A) the Participant's attainment of age 55 and completion of 10 Years of Vesting Service or,

               (B)  the Participant's completion of 25 Years of Vesting Service

          1.5 "Employee" means an Employee of the Employer at the Corry, Pennsylvania, Elkhart, Indiana, Williamsport, Pennsylvania or Milan, Tennessee location who receives hourly compensation from the Employer, excluding any individual in a group covered under any other retirement or pension plan, including any such plan maintained pursuant to a collective bargaining agreement, to which an Employer contributes directly or indirectly.

          1.6 "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

          1.7 "Predecessor Plan" means the Foamex Products, Inc. Hourly Employees Retirement Plan, as amended and restated effective as of January 1, 1989.

          1.8 "Spouse" means "Spouse" as defined in Section 1.27 of the Plan, except with respect to Participants who receive Retirement Income under Article 4 of the Plan or with respect to whom death benefits are paid under Article 6 of the Plan on or prior to December 31, 1997, "Spouse" means the individual to whom a Participant is legally married on his annuity starting date or date of death.

          1.9 "Year of Eligibility Service" means the period of service for determining a Participant's eligibility to participate in the Plan. An Employee shall have completed a Year of Eligibility Service if such Employee has either

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               (A)  completed a twelve consecutive month period beginning on his
                    Employment Commencement Date in which he is credited with 1,000 or more Hours of Service, or

               (B) completed any full Plan Year (including the Plan Year during which the first anniversary of his Employment Commencement Date occurs) in which he is credited with 1,000 or more Hours of Service.

          1.10 "Year of Vesting Service" means the period of service for purposes of determining a Participant's nonforfeitable right to Retirement Income. A Participant shall be credited with Vesting Service equal to the sum of the Vesting Service credited under the terms of the Predecessor Plan as in effect on December 31, 1995, plus Vesting Service credited on or after January 1, 1996 in accordance with this Section.

               For periods on or after January 1, 1996, a Participant shall be credited with Vesting Service for each calendar month in which the Participant completes an Hour of Service. Twelve months of Vesting Service shall constitute a Year of Vesting Service.

               Vesting Service shall include a period of absence:

               (A) for any reason which has been approved by the Employer pursuant to a uniform and nondiscriminatory policy, or

               (B)  of one year of less for any other reason.

               A Participant who does not return to active employment with the Employer by the end of the period of absence described in subsection (A) above or by the first anniversary of the commencement of absence, whichever is later, shall be deemed to have terminated his employment as of such date, unless his employment has terminated in the interim by reason of death, discharge, quit or retirement.

               In the event that a Participant terminates employment and is re-employed by the Employer within the succeeding period of twelve consecutive months, the intervening period shall constitute Service.

               Notwithstanding the foregoing, the following periods of service shall be disregarded in determining a Participant's Years of Vesting Service:

               (1) Years of Vesting Service that were disregarded under the terms of the Predecessor Plan as in effect on December 31, 1995;

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               (2)  in the case of an Employee who has not been credited with five Years of Vesting Service, Years of Vesting Service before a Break in Service if the number of consecutive Breaks in Service equals or exceeds five; and

               For purposes of this Section, a Break in Service shall mean a twelve consecutive month period, measured from the Employee's separation from service, during which the Participant failed to complete at least one Hour of Service. An Employee's separation from service is the earlier of the date on which the Participant quits, retires, is discharged or dies, or the first anniversary of the first day of absence by reason of a maternity or paternity absence is the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence is neither a period of service nor a Break in Service. A maternity or paternity absence is an absence
               (A) by reason of the pregnancy of the individual, (B) by reason of the birth of the child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          1.10 "Year of Benefit Service" means the period of service granted to an Employee for the accrual of benefits. A Participant's Benefit Service shall be the sum of the Participant's benefit service credited under the Predecessor Plan as of December 31, 1995, plus Years of Benefit Service earned on or after January 1, 1996 in accordance with the second paragraph of this Section 1.10. Under the terms of the Predecessor Plan, no benefit service was credited prior to July 1, 1984, and one full Year of Benefit Service was credited to Participants who participated in the Plan from July 1, 1984 through November 1, 1984.

               A Participant shall earn a Year of Benefit Service for each Plan Year in which he is credited with 1,000 Hours of Service. For this purpose, Hours of Service shall not include any period of employment in a class not eligible to participate in the Plan.

Section 2.1 Participation

          Each Employee shall become a Participant as of the January 1 or July 1 coincident or next following his completion of one Year of Eligibility Service.

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Section 3.1 Retirement Benefits

          3.1  Normal Retirement Benefit

               A Participant's monthly Retirement Income, payable on or after his Normal Retirement Date, in the form provided in Section 4.01, shall be equal to the sum of the products of the respective Benefit Multipliers times the respective Years of Benefit Service, as described below:

               Years of Benefit Service.                Benefit Multiplier

               a. Corry:
                  Years Before January 1, 1997                $15.00
                  Years After December 31, 1996               $17.00

               b. Elkhart
                  Years Before August 1, 1996                 $13.00
                  Years After July 31, 1996                   $15.00

               c. Williamsport and Milan
                  All Years of Benefit Service                $13.00

          3.2  Early Retirement

               A Participant who retires on an Early Retirement Date may elect to receive his Accrued Benefit, determined as of his Early Retirement Date, commencing on his Early Retirement Date, or on the first day of any month thereafter, as selected by the Participant, reduced by 0.4% for each full month that the annuity starting date precedes the Participant's attainment of age 62.

          3.3  Termination of Employment Before Retirement

               If a Participant with vested Accrued Benefit who has completed at least ten Years of Vesting Service has a Termination of Employment before his earliest Retirement Date for reasons other than death, he shall be entitled to receive his Accrued Benefit, determined as of his Termination of Employment, commencing on the first day of any month coincident or following his Early Retirement Date, reduced in accordance with Section 3.2 of this Appendix.

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Section 4. Optional Forms of Payment

               A Participant may elect in accordance with Section 4.03 of the Plan to receive his Retirement Income in one of the following optional forms of payment, in which event, the amount to be paid will be the Actuarial Equivalent of the amount of monthly Retirement Income to which he is entitled under Article 4:

               (i) By payment of the Actuarial Equivalent of his benefit in a lump sum

               (ii) Joint and Survivor Annuity Option

                    Reduced monthly benefits, which shall commence on the Participant's Retirement Date and terminate with the last monthly payment before his death. Following the death of the Participant, if the person named as joint annuitant in his election of this option is then living, all or a portion of such reduced pension, as specified by the Participant in such election, shall be continued for the remaining lifetime of the joint annuitant. Such joint annuitant need not necessarily be a surviving Spouse. The percentage of reduced pension which may be specified by the Participant to be continued to the joint annuitant may be 100% or 50%.

               (iii) By payment of the Actuarial Equivalent of his benefit in substantially equal monthly, quarterly or annual installments over a fixed reasonable period of time that satisfies one or more of the requirements of Section 401(a)(9) of the Code with payments made not less frequently than annually.

               (iv) Period Certain Option

                    Reduced monthly benefits, which shall commence on the Participant's Retirement Date and continue thereafter for life, with the last payment payable on the first day of the month in which his death occurs, with the provision that if the Participant's death occurs within a period of 10 or 20 years (as elected by the Participant) after his benefit commenced, payments shall be continued to the Participant's Beneficiary for the balance of the 10 or 20 year period.

               (v) By purchase and distribution of a single premium, non-transferable annuity contract whose distribution terms satisfy the distribution requirements of the Plan.

               (vi) By a combination of (i), (ii), (iii), (iv) and (v) or any of them.


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Section 5. Disability

          5.1  Disability.

               A Participant who becomes Disabled while actively employed before his Normal Retirement Date and who has completed 10 Years of Vesting Service, shall be entitled to receive a benefit at his Normal Retirement Date in an amount determined under Section 5.2 of this Appendix.

          5.2  Disability Benefits.

               The benefit payable to a Disabled Participant shall be equal to his Accrued Benefit calculated in accordance with Section 3.1 of this Appendix, but with Years of Benefit Service granted for the period the Participant is Disabled in addition to the Years of Benefit Service granted through Termination of Employment.

               If a Participant ceases to be Disabled before his Normal Retirement Date, and if he thereupon does not resume employment with an Employer or other Affiliated Company, his Accrued Benefit shall be payable to him in accordance with Section 3.2 of this Appendix as if he had then attained his Early Retirement Date. If he has not attained his Early Retirement Date, his rights to his Accrued Benefit shall be determined in accordance with Section
               3.05 of the Plan on the basis of Years of Benefit Service and Years of Vesting Service as of the date he became Disabled.

               If a Participant resumes employment with an Employer or other Affiliated Company, his rights to future benefits shall be determined under Article 3 of the Plan.

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